As filed with the Securities and Exchange Commission on July 23, 1999

                                                  Registration No. 333-77229
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 _____________

                                AMENDMENT NO. 1

                                       to
                                   FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ____________

                                  T REIT, INC.
       (Exact name of registrant as specified in governing instruments)
                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                    (Address of principal executive offices)

                              Anthony W. Thompson
                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                                 (877) 888-7348
                    (Name and address of agent for service)

                               _________________

                                   Copies to:
                         George C. Howell, III, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                             Proposed maximum     Proposed maximum
     Title of securities                     Amount being     offering price     aggregate offering          Amount of
       being registered                     registered (1)     per share (2)          price (2)        registration fee (3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    11,750,000 shares      $10.00              $117,500,000             $32,665
============================================================================================================================

(1) Includes 10,000,000 shares offered to the public, 700,000 shares offered to shareholders pursuant to a dividend reinvestment program, 250,000 shares issuable upon exercise of warrants issued to our dealer manager and 800,000 shares issuable pursuant to two stock option plans, all of which are being offered pursuant to the prospectus contained in this registration statement.
(2)  Estimated solely for the purpose of determining the registration fee.

(3) A filing fee of $30,719 was paid in connection with the Registrant's original filing on April 28, 1999.

                          --------------------------


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 Subject to Completion, Dated July _____, 1999

                      INITIAL PUBLIC OFFERING PROSPECTUS

                                 T REIT, INC.

                                 Common Stock

     T REIT, Inc. was incorporated to acquire ownership interests in office, industrial, retail and service properties. We have not yet qualified as a REIT for federal income tax purposes but intend to do so for our first taxable year. As of the date of this prospectus, we do not own any properties. This is our initial public offering. This offering of our common stock includes a maximum of 10,000,000 shares. The minimum purchase in this offering is 100 shares ($1,000), except in states which require a larger minimum investment.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should consider carefully the information set forth in "Risk Factors" beginning on page 7 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

     . there will be no market for our common stock and you may not be able to resell your common stock at the offering price;

     . we are totally reliant on our advisor to manage our business and assets;

     . our officers and directors will be subject to substantial conflicts of interest;

     . we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders; and

     . if we raise substantially less than the maximum offering, we will not be able to invest in a diverse portfolio of properties and the value of your investment will fluctuate with the performance at specific properties.

    This Offering            Per Share      Total Minimum     Total Maximum
    -------------            ---------      -------------     -------------
      Public Price             $10.00         $1,000,000       $100,000,000
  Selling Commissions          $  .80         $   80,000       $  8,000,000
  Proceeds to T REIT           $ 9.20         $  920,000       $ 92,000,000

     The net proceeds to us will not include the $0.15 per share that will be paid to the dealer manager for marketing and due diligence expenses. After payment of offering and acquisition expenses, we estimate that approximately 87.5% of the offering proceeds will be available for investments.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The use of forecasts in this offering is prohibited. Any representation to the contrary and prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

     The securities dealers in this offering must sell the minimum number of securities offered (100,000 shares) if any are sold. The securities dealers are required only to use their best efforts to sell the maximum number of securities offered (10,000,000 shares). A security dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That security dealer must also send you a confirmation of your purchase.

     This offering will commence upon the date of this prospectus and will continue until and terminate upon the earlier of ________, 2001, or the date on which the maximum offering has been sold. Subscription proceeds will be placed in an interest-bearing escrow account with PriVest Bank as escrow agent, until subscriptions for at least 100,000 shares have been received and accepted by us. If we do not sell 100,000 shares before __________, 2000, this offering will be terminated and we will promptly refund your investment with interest and without deducting for escrow expenses.

                     ____________________________________

                               NNN CAPITAL CORP.

                 The Date of this Prospectus is ________, 1999

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
PROSPECTUS SUMMARY...............................................................................   1
      About Our Company..........................................................................   1
      About Our Business.........................................................................   1
      Our Advisor and the Dealer Manager.........................................................   1
      Summary Risk Factors.......................................................................   2
      Summary Business Objectives................................................................   3
      This Offering..............................................................................   3
      Use of Proceeds............................................................................   4
      Distributions..............................................................................   4
      Summary Financial Information..............................................................   4
      Compensation to Our Advisor and the Dealer Manager.........................................   4

RISK FACTORS.....................................................................................   7

      No Properties Owned; No Properties Identified For Investment...............................   7
      No Market for Our Common Stock.............................................................   7
      Total Reliance on Our Advisor..............................................................   7
      Conflicts of Interest......................................................................   8
      Lack of Investment Diversification.........................................................   9
      Acquisition Risks..........................................................................   9
      Joint Venture Arrangements.................................................................  10
      Insufficient Reserves......................................................................  10
      Borrowings May Increase Our Business Risks.................................................  10
      Ability to Change Policies.................................................................  11
      Limited Experience in Managing a REIT......................................................  11
      Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares............  12
      Potential Anti-Takeover Effects............................................................  12
      Dilution...................................................................................  13
      Negative Characteristics of Investments in Neighborhood Retail Centers.....................  13
      Seller Financing by Our Company May Delay Liquidation or Reinvestment......................  14
      Negative Characteristics of Real Estate Investments........................................  14
      Federal Income Tax Requirements............................................................  16
      Effects of ERISA Regulations...............................................................  17

INVESTOR SUITABILITY STANDARDS...................................................................  18

      Ensuring Our Suitability Standards are Adhered To..........................................  18

ESTIMATED USE OF PROCEEDS OF THIS OFFERING.......................................................  20


OUR COMPANY......................................................................................  22


INVESTMENT OBJECTIVES AND POLICIES...............................................................  22

      General....................................................................................  22
      Types of Investments.......................................................................  23
      Our Acquisition Standards..................................................................  23
      Property Acquisition.......................................................................  24
      Description of Our Leases..................................................................  24
      Our Operating Partnership..................................................................  25
      Our Policies With Respect to Borrowing.....................................................  25
      Sale or Disposition of Properties..........................................................  25
      Our Long Term Investment Objective.........................................................  26
      Changes in Our Investment Objectives.......................................................  26
      Investment Limitations.....................................................................  26
      Making Loans and Investments in Mortgages..................................................  27
      Investment in Securities...................................................................  28
      Appraisals.................................................................................  28
      Joint Ventures.............................................................................  28
      Other Policies.............................................................................  28
      Investing in States Without Personal Income Tax ...........................................  29

DISTRIBUTION POLICY..............................................................................  30


MANAGEMENT OF OUR COMPANY........................................................................  31

      General....................................................................................  31
      The Directors and Executive Officers.......................................................  32
      Committees of Our Board of Directors.......................................................  34
      Officer and Director Compensation..........................................................  35
      Independent Director Stock Option Plan.....................................................  35
      Officer and Employee Stock Option Plan.....................................................  35
      Characteristics of Both Stock Option Plans.................................................  35
      Indemnification............................................................................  37

OUR ADVISOR......................................................................................  37

      Management.................................................................................  37
      The Advisory Agreement.....................................................................  39

COMPENSATION TABLE...............................................................................  41

      Additional Important Information on Compensation to Our Affiliates.........................  46
      Limitation on Total Operating Expenses.....................................................  46

PRIOR PERFORMANCE SUMMARY........................................................................  48

      Prior Programs of Our Advisor..............................................................  48

CONFLICTS OF INTEREST............................................................................  51

      Competition for the Time and Service of Our Advisor and Affiliates.........................  51

                                                                                                    Page
                                                                                                    ----
      Process for Resolution of Conflicting Opportunities.........................................  51
      Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:...............................  51
      Acquisitions From Our Advisor and Its Affiliates............................................  52
      We May Purchase Properties From Persons With Whom Affiliates of Our
      Advisor Have Prior Business Relationships...................................................  52
      Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our
      Company Acquires Properties with Our Advisor or Affiliates..................................  52
      Property Management Services will be Rendered by Our Advisor................................  52
      Receipt of Commissions, Fees and Other Compensation by Our Advisor..........................  52
      Non-Arm's-Length Agreements; Conflicts; Competition.........................................  53
      Legal Counsel for Our Company and Our Advisor is the Same Law Firm..........................  53
      NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares..............  53

SUMMARY OF DIVIDEND REINVESTMENT PROGRAM..........................................................  54

      General.....................................................................................  54
      Investment of Dividends.....................................................................  54
      Participant Accounts, Fee, and Allocation of Shares.........................................  54
      Reports to Participants.....................................................................  55
      Election to Participate or Terminate Participation..........................................  55
      Federal Income Tax Considerations...........................................................  55
      Amendments and Termination..................................................................  56

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............  57

      The Year 2000 Issue.........................................................................  57

PRINCIPAL SHAREHOLDERS............................................................................  59


DESCRIPTION OF CAPITAL STOCK......................................................................  60

      General.....................................................................................  60
      Common Stock................................................................................  60
      Preferred Stock.............................................................................  60
      Warrants Issued to the Dealer Manager in this Offering......................................  60
      Issuance of Additional Securities and Debt Instruments......................................  61
      Restrictions on Ownership and Transfer......................................................  61

CERTAIN PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS.........  63

      Certain Provisions of Our Articles of Incorporation and Bylaws..............................  63
      Shareholders'Meetings.......................................................................  63
      Our Board of Directors......................................................................  64
      Staggered Terms for Directors...............................................................  64
      Limitation of Liability and Indemnification.................................................  64
      Shareholder Voting..........................................................................  66
      Inspection of Books and Records.............................................................  67
      Restrictions on Roll-Up Transactions........................................................  67
      Anti-takeover Provisions of the Virginia Stock Corporation Act..............................  68
      Dissolution or Termination of Our Company...................................................  69
      Transactions with Affiliates................................................................  69

SHARES AVAILABLE FOR FUTURE SALE..................................................................  69

AGREEMENT OF LIMITED PARTNERSHIP..................................................................  69

      Management..................................................................................  70
      Transferability of Interests................................................................  70
      Capital Contribution........................................................................  70
      Redemption Rights...........................................................................  70
      Incentive Units.............................................................................  71
      Operations..................................................................................  72
      Distributions...............................................................................  72
      Allocations.................................................................................  73
      Term........................................................................................  74
      Tax Matters.................................................................................  74

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT...........................................  75

      Taxation of Our Company.....................................................................  75
      Requirements for Qualification..............................................................  76
      Recordkeeping Requirements..................................................................  81
      Failure to Qualify..........................................................................  81
      Taxation of Taxable U.S. Shareholders.......................................................  81
      Taxation of U.S. Shareholders on the Disposition of the Common Stock........................  82
      Capital Gains and Losses....................................................................  82
      Information Reporting Requirements and Backup Withholding...................................  83
      Taxation of Tax-Exempt Shareholders.........................................................  83
      Taxation of Non-U.S. Shareholders...........................................................  84
      Other Tax Consequences......................................................................  85

ERISA CONSIDERATIONS..............................................................................  85

PLAN OF DISTRIBUTION..............................................................................  88

EXPERTS...........................................................................................  91

                                                                                                    Page
                                                                                                    ----
REPORTS TO SHAREHOLDERS...........................................................................  91

LEGAL MATTERS.....................................................................................  92

LEGAL PROCEEDINGS.................................................................................  92

ADDITIONAL INFORMATION............................................................................  92

GLOSSARY..........................................................................................  93


EXHIBIT A                    Prior Performance Tables
EXHIBIT B                      Subscription Agreement
EXHIBIT C               Dividend Reinvestment Program

                              PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the "Risk Factors" section beginning on page 7.

                               About Our Company

     We are a recently formed Virginia corporation. We have not yet qualified as a REIT for federal income tax purposes, but intend to do so for our first taxable year.

     We will operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership will own substantially all of the properties that we acquire. Our operating partnership will be T REIT L.P., a recently formed Virginia limited partnership, and we will be its sole general partner. Initially, we will own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. References in this prospectus to "us," "we" or "our company" mean T REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

     Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

                              About Our Business

     As of the date of this prospectus, we do not own any properties. We intend to acquire properties with the net proceeds of this offering. We generally intend to acquire existing office, industrial, retail and service properties, including neighborhood retail centers and properties leased to one or more tenants under net leases. Neighborhood retail centers are properties leased to one or more retail tenants that focus primarily on the sale of consumer goods and personal services for the daily living needs of the immediate neighborhood. Under net leases, our tenants generally will be responsible for paying operating expenses, real estate taxes, special assessments, sales and use taxes, utilities, insurance and repairs and maintenance related to the properties. We may acquire some single-user retail and office properties in sale and leaseback transactions in which we enter into net leases with creditworthy tenants.


We initially intend to acquire properties primarily in Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming, which we refer to as the focus states. We intend that a majority of the properties will be at least 75% leased on the acquisition date.

                      Our Advisor and the Dealer Manager

     Triple Net Properties, LLC is our advisor and will generally manage our business and assets. The advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of the advisor and own approximately 36% of the outstanding ownership interest in our advisor.
Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities. In addition to our company, our advisor currently advises four other entities that invest in various types of real estate with respect to the acquisition, management and disposition of their properties, including Western Real
Estate Investment Trust, Inc. Western REIT was formed in April of 1998 to own, acquire and develop properties substantially similar to the properties we intend to own, acquire and develop. However, Western REIT does not currently own and is not currently developing properties in our focus states. We do not intend to own, acquire or develop properties in states in which Western REIT currently owns or is developing properties. See "Prior Performance Summary." Our advisor's principal offices are located at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705.

     An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. The President of our company and our advisor, Anthony Thompson, currently owns 100% of the outstanding capital stock of the dealer manager.

     We will pay our advisor, the dealer manager and their affiliates substantial amounts in connection with this offering and the ongoing management of our business and assets. See "Compensation Table."

                             Summary Risk Factors

     An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under "Risk Factors" beginning on page 6 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

     . There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

     . As of the date of this prospectus, we do not own any properties and our advisor has not identified any properties for us to acquire. If we are unable to acquire suitable properties, or suffer a delay in making any acquisitions, we will not have any cash available for distribution to you as a shareholder.

     . To the extent we sell substantially less than the maximum number of shares, we will not have sufficient funds after payment of offering and related expenses to acquire a diverse portfolio of properties. The resulting lack of property and geographic diversification would materially increase the risk involved in purchasing our common stock.


     . We will rely on our advisor to manage our business and properties and the success of our business will depend on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could have a materially adverse impact on our company.

     . Our officers and directors will experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who will serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm's-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

     . Our affiliated advisor also serves as an advisor to Western REIT, which is engaged in a business substantially similar to ours. Our affiliated advisor does and will serve in similar capacities for a number of entities and properties. These relationships will result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

     . Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

     If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired.
In turn, the value of your common stock and our distributions to you will be materially reduced. See "Risk Factors."

                          Summary Business Objectives

     Our primary business objectives are to acquire suitable properties and to enhance the performance and value of those properties through management strategies designed to address the needs of the modern real estate marketplace. Key elements of our strategy to achieve those objectives include the items in the following list. Please note that our board of directors may change our business objectives at any time without shareholder approval.

Acquiring Properties:

     . We will seek to selectively acquire well-located office, industrial, retail and service properties located primarily in our focus states, including neighborhood retail centers and properties net leased by one or more creditworthy tenants.

     . We may acquire some properties by issuing units of limited partnership interest in our operating partnership to the sellers, which may allow such sellers to defer taxation on any gain from their disposition of that property.

     . We may acquire some properties on an all-cash basis, which may provide a competitive advantage over other potential purchasers who must secure financing. We may also acquire some properties with the proceeds of debt financing or subject to existing indebtedness.

Enhancing Property Values:

     . We will actively manage costs and seek to minimize operating expenses by centralizing management, leasing, marketing, financing, accounting, renovation and data processing activities.

     . We will seek to improve rental income and cash flow by aggressively marketing rentable space and raising rents when feasible.

     . We will emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     . In our neighborhood retail centers, we will seek to maintain a diversified tenant base, consisting primarily of retail tenants providing consumer goods and services.

     . We will seek to finance acquisitions and refinance properties when favorable financing terms are available to increase our cash flow.

     We may incur indebtedness to fund the acquisition or operation of our properties. We intend to limit our aggregate indebtedness, both secured and unsecured, to no more than 60% of the aggregate of all of our properties' fair market values, as determined at the end of each calendar year, beginning with the first full year of operations. In addition, we do not intend to incur secured indebtedness on a specific property in excess of 80% of such property's fair market value.

                                 This Offering

     We are offering for sale to the residents of the states listed below a maximum of 10,000,000 shares and a minimum of 100,000 shares of our common stock. The minimum number of shares you may purchase is 100 ($1,000), except in states which require a higher minimum purchase. This offering is being conducted on a "best efforts" basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised.
If we do not sell 100,000 shares, we will return your investment to you plus interest and without deducting for escrow expenses.

     In addition, we expect to issue:

     . up to 250,000 shares upon the exercise of warrants granted to the dealer manager which warrants may be reallowed to broker-dealers participating in this offering.

     . up to 700,000 shares to shareholders who elect to participate in our dividend reinvestment program.

     . up to 800,000 shares to our officers, employees and directors under our two stock option plans.

     We intend to offer our shares for sale to the residents of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin and Wyoming, which we refer to as our sales states.

                                Use of Proceeds

     We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. See "Agreement of Limited Partnership--Incentive Units." Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager. See "Estimated Use of Proceeds of This Offering" and "Compensation Table."

                                 Distributions

     As a REIT, we must distribute to our shareholders at least 95% of our annual taxable income. Because we have not identified any properties to acquire, we cannot give any assurances as to when or if we will make distributions. However, when we have acquired sufficient properties and such properties are generating sufficient cash flow, we intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. However, we reserve the right, at any time, instead to pay distributions on a quarterly basis. The continuation of distributions and the amount of the distributions depend upon a variety of factors, including:

     .    our cash available for distribution;

     .    our overall financial condition;

     .    our capital requirements;

     . the annual distribution requirements applicable to REITs under the federal income tax laws (see "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification"); and

     .    such other considerations as our board of directors may deem relevant.

                          Summary Financial Information

     We are newly formed and do not have a history of operations.

              Compensation to Our Advisor and the Dealer Manager

     We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

     In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

                                                                            Amount if             Amount if
          Description of Fee                 Calculation of Fee            Minimum Sold          Maximum Sold
          ------------------                 ------------------            ------------          ------------
 .  Selling Commission                   8% of gross offering proceeds         $80,000             $8,000,000
 .  Marking Support and Due Diligence    1.5% of gross offering proceeds       $15,000             $1,500,000
   Expense Reimbursement
 .  Warrants to purchase common stock    one warrant for every forty         warrants to           warrants to
   at a price of $9.05 per share        shares of stock sold by           purchase 2,500           purchase
                                        broker-dealers in some states         shares            250,000 shares

     In connection with the management of our business and properties, we will pay our advisor the following fees:

                                                                           Amount if            Amount if
          Description of Fee                   Calculation of Fee         Minimum Sold         Maximum Sold
          ------------------                   ------------------         ------------         ------------
 .  Reimbursement of acquisition         0.5% of gross offering proceeds         $5,000             $500,000
   expenses                             (estimated)

 .  Asset management fee                 1.5% of our average invested
                                        assets

 .  Real estate commission               An affiliate of our advisor will serve as our broker in property acquisitions and may receive a real estate commission from the seller of a property equal to up to 2% of the purchase price of the property.

 .  Return on incentive units of         equal to 15% of the operating cashflow of our operating partnership after limited partnership interest in our  we have received:
   operating partnership                .  an 8% annual cumulative non-compounded return on the capital we invested in the operating partnership; and
                                        .  any shortfall in the recovery of the capital we invested in the operating partnership allocable to sold properties
 .  Property management fee              5% of gross income generated by our properties

     Upon the disposition of any property, we will pay our advisor the following fees.

          Description of Fee                                      Calculation of Fee
          ------------------                                      ------------------
 .  Property disposition fee               equal to the lesser of 3% of sale price or 50% of sales commission that would have been paid to third party sales broker


      Description of Fee                                       Calculation of Fee
      ------------------                                       ------------------
 .  Incentive distribution on the          equal to 15% of the net proceeds of the sale of the property after we
   advisor's incentive limited            have received:
   partnership interest                   .  the amount of capital we invested in our operating partnership allocable to such property;
                                          .  any shortfall in the recovery of our invested capital with respect to prior sales of properties; and
                                          .  any shortfall in our 8% annual cumulative, non-compounded return on the capital we invested in our operating partnership

See "Compensation Table."

                                 RISK FACTORS

     Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.



     No Properties Owned; No Properties Identified For Investment

We currently own no properties and must acquire properties before we can generate income or pay distributions to you as a shareholder.

     As of the date of this prospectus, we do not own any properties. Our advisor has neither identified nor placed under contract any properties for us to acquire. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering. We may experience a delay between your purchase of our shares and our purchase of properties. Such a delay will result in a delay in the benefits to you, if any, of an investment in our company, including the delay in the payment of any distributions to you as a shareholder.

     Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

     . the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

     .    the risk that we may have overpaid for properties; and

     . the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

     See "--Acquisition Risks."

No Market for Our Common Stock

The absence of a market for our common stock will make it difficult for you to sell your shares.

     There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. Our board of directors determined the offering price of our common stock in the exercise of its business judgment. This price may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Total Reliance on Our Advisor

We are reliant on our advisor to run our company and that advisor also has competing obligations to other companies.

     We will rely on our advisor to manage our business and assets. Our advisor will make all decisions with respect to the management of our company. Thus, the success of our business will depend in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could have a materially adverse impact on our company. Either we or our advisor can terminate the advisory agreement upon 60 days' written notice to the other party.

     We rely on our advisor to retain the services of its key employees.

     We depend on our advisor to retain its key officers and employees, but none of such individuals has an employment agreement with our advisor or its affiliates. The loss of any of these individuals could have a materially adverse effect on our company. See "Management of Our Company," and "Our Advisor--Management."

Conflicts of Interest

The conflicts of interests described below may mean our company will not be managed solely in your best interests as a shareholder.

     Many of our officers and directors and our advisor's officers will have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

     Our advisor also advises Western REIT and other entities that may compete with our company or otherwise have similar business interests. All of our officers are also officers of our advisor and Western REIT. Two of our directors, Mr. Thompson and Mr. McGregor, also serve as officers of our advisor and Western REIT. The dealer manager is affiliated with our advisor. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or Western REIT. Mr. Thompson, our Chairman, CEO and President, currently owns 100% of our dealer manager, and Mr. Thompson, Mr. McGregor and Mr. Maurer collectively own approximately 36% of our advisor.

     As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, our officers and directors will experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. This conflict of interest could:

     . limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to Western REIT and other real estate entities, and
     . impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including Western REIT.

     See "Conflicts of Interest--Competition for Time and Service of Our Advisor and Affiliates."

     If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

The absence of arm's-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

     Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm's-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm's-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements. See "Conflicts of Interest--Non-Arms Length Agreement; Conflicts; Competition" and "Our Advisor--The Advisor Agreement."

The dealer manager may not have conducted its due diligence investigation of our company as thoroughly as an independent dealer manager or underwriter would.

     Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager's due diligence investigation of our company to be an independent review. The dealer manager's due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. See "Conflicts of Interest--NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares."

Lack of Investment Diversification

     A lack of diversity in the properties in which we invest could increase your risk in investing in our company. To the extent that less than the maximum amount of this offering is sold, and until the maximum amount of this offering is sold, we will not be able to purchase a diverse portfolio of properties. In that event, our performance and the returns to you as a shareholder will depend directly on the success of that limited number of properties. Adverse conditions at that limited number of properties or in the location in which the properties exist would have a direct negative impact on your return as a shareholder. See "Investment Objectives and Policies."



Acquisition Risks

Our inability to find funding for acquisitions could prevent us from realizing our objectives and would adversely affect your investment in our company.

     We may not be able to obtain financing to acquire properties, which would limit the number of properties we could acquire and subject your investment to further risk. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. Other than the net proceeds of this offering, we have not identified sources of funding for future acquisitions. We cannot assure you that we will receive any proceeds from our dividend reinvestment program or, if we do, that such proceeds will be available to acquire properties.

Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

     We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder.

Competing for the acquisition of properties with other with superior financial resources could make it difficult for us to acquire attractive properties.

     We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes substantially similar to ours has increased and may increase in the future.

Joint Venture Arrangements

     The joint venture arrangements which we may enter into may not reflect solely your best interests as a shareholder.

     The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor's affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company.

     Such joint venture investments may, involve risks not otherwise present, including, for example, the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt, that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals, or that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property. See "Conflicts of Interest--Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisors or Affiliates," and "Investment Objectives and Policies--Joint Ventures."

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

     We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 95% of our taxable income to our shareholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. Initially, we will not establish any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

We will incur indebtedness and the more indebtedness we incur, the riskier your investment in our company will become.

     The riskiness of your investment in our company depends on the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 95% of our taxable income to our shareholders in each taxable year. Borrowing increases our business risks. Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of the combined fair market values of all of our properties, as determined at the end of each calendar year beginning in the first full year of operations, which is expected to be 2000. Many REITs have established a lower maximum amount of borrowings. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval. See "Investment Objectives and Policies-- Our Policies With Respect to Borrowing," and "Distribution Policy."

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

     Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

We may incur debt that accrues interest at variable interest rates, which would increase the amount of our debt payments and adversely affect your investment in our company.

     Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our use of hedging instruments to reduce the risks of increasing interest rates may cause us to incur costs if such hedges do not function as intended.

     We may employ a hedging strategy to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of derivatives to hedge our assets and liabilities carries risks, including the risk that losses on a hedge position will reduce our cash available for distribution to you as a shareholder and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge and a hedge may not perform its intended use of offsetting losses. Moreover, with respect to some of the instruments we intend to use as hedges for our assets and liabilities, we will be exposed to the risk that the counterparties to such investments may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position.

Ability to Change Policies

     Most of our major policies, including the policies described in this prospectus with respect to acquisitions, financing, limitations on indebtedness and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. See "Investment Objectives and Policies--Description of Our Leases," "--Our Policies With Respect to Borrowing," "--Changes in Our Investment Objectives," and "--Investment Limitations."

Limited Experience in Managing a REIT

     Our officers and directors, and the officers and directors of our advisor, have limited or no experience in managing the affairs of a REIT, which include complicated operations and tax issues. Your investment in our company may not perform as well as an investment in similar companies with management teams that have experience in operating REITs. See "Management of Our Company," and "Our Advisor."

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

     Our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, (3) our company owning 10% or more of one of our tenants, or (4) before our common stock qualifies as a class of "publicly-offered securities," 25% or more of the common stock being owned by ERISA investors (see "ERISA Considerations"). If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

     .  will consider the transfer to be null and void;

     .  will not reflect the transaction on our books;

     .  may institute legal action to enjoin the transaction;

     . will not pay dividends or other distributions to you with respect to those excess shares;

     .  will not recognize your voting rights for those excess shares; and

     . will consider the excess shares held in trust for the benefit of a charitable beneficiary.

     You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the "market price" of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

     If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

     .  you may lose your power to dispose of the stock;

     . you may not recognize profit from the sale of such stock if the "market price" of the stock increases; and

     . you may incur a loss from the sale of such stock if the "market price" decreases.

     See "Description of Capital Stock--Restrictions on Ownership and
Transfer."

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

     The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. See "Description of Capital Stock--Restrictions on Ownership and Transfer." The restrictions on transferability and ownership will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT.

Our ability to issue preferred stock may also deter or prevent a sale of our company.

     Our ability to issue preferred stock and other securities without your approval could also deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company. See "Description of Capital Stock--Issuance of Additional Securities and Debt Instruments."

Virginia anti-takeover statutes may deter others from seeking to acquire our company.

     Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders' best interests. See "Certain Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws."

Dilution

     Your investment in our company could be diluted by a number of factors, including:

     . future offerings of our securities, including issuances under our dividend reinvestment program;

     . private issuances of our securities to other investors, including institutional investors;

     . issuances of our securities upon the exercise of warrants, including the warrants issued to our dealer manager in this offering, and options, including the director stock options; or

     . redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

The offering price is $10.00 per share. After payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 per share or 9.5% of the offering price. To the extent that you do not participate in any future issuance of our securities, you will also experience dilution of your equity investment in our company.

Negative Characteristics of Investments in Neighborhood Retail Centers

Generally

     If we acquire neighborhood retail centers, the following events could adversely affect our business:

     . the bankruptcy or insolvency, or a downturn in the business, of any anchor tenant, meaning any tenant generally occupying approximately 30% or more of the gross leasable area of a neighborhood retail center;

     .  the failure of any anchor tenant to renew its lease when it expires;

     . the lease termination by an anchor tenant resulting in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an anchor tenant's lease is terminated;

     . the transfer by an anchor tenant of its lease to a new anchor tenant resulting in the decrease of customer traffic in the neighborhood retail center, the reduction in income generated by that center and the possibility that other tenants would be permitted to make reduced rental payments or to terminate their leases at the center; and

     . failure to lease space to tenants on terms which are attractive to the company.

     If any of these events were to occur, we could experience substantial difficulty in re-leasing any vacated space. Moreover, each of these developments could adversely affect our revenues and our ability to make expected distributions to you.

Neighborhood retail center leases contain restrictions on re-leasing space that will make it difficult for us to find tenants for vacant space in those properties.

     We may have difficulty in re-leasing space in neighborhood retail centers because of the limited number of tenants that would find such lease attractive. Many, if not all, of our neighborhood retail center leases will contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within that neighborhood retail center or limiting the ability of other tenants to sell such merchandise or provide such services. When re-leasing space in a neighborhood retail center after a vacancy occurs, these "exclusives" will limit the number and types of prospective tenants for the vacant space.

Competition for tenants and customers may limit the amount of rent we can charge.

     The construction of retail centers in locations competitive with our neighborhood retail centers could adversely affect our business by causing increased competition for customer traffic and tenants. This could result in decreased cash flow for tenants. This may also require us to make capital improvements to our properties to compete with other retail centers. This competition could limit the amounts of cash available for distributions to you.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

     If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers upon terms advantageous to us. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time. See "Investment Objectives and Policies--Sale or Disposition of Properties."

Negative Characteristics of Real Estate Investments

Generally

     Our investments in office, industrial, retail and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

     .  changes in national, regional or local economic conditions;

     .  changes in local market conditions or neighborhood characteristics;

     . changes in interest rates and in the availability, costs and terms of borrowings, including increased new construction of commercial space of a type which competes with our properties;

     . changes in federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption, environmental restrictions and other factors affecting real property; and

     . the ongoing need for capital improvements, particularly in older structures.

     Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant's guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor's ability to successfully find a substitute tenant, have a materially adverse effect on the value of our common stock or our cash available for distribution to you as a shareholder.

Lack of diversification and liquidity of real estate will make it difficult for us to sell underperforming properties.

     Our business will be subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

     We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. It is possible that the environmental assessments we intend to conduct on properties may not reveal all of the environmental conditions, liabilities, or compliance concerns at that property. It is also possible that material environmental conditions, liabilities or compliance concerns will arise at a property after we purchase it. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

     We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Under our net leases, the tenant generally may be responsible for compliance with the ADA and other laws and regulations and may be required to indemnify us, as lessor, when the law or regulation places the cost or burden on the landlord. However, we could be liable for violations of such laws and regulations to the extent the tenant does not satisfy such indemnification obligation. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

     We could suffer a loss due to the cost to repair any damage to properties that are not insured. Although we generally intend to obtain or cause or tenants to obtain casualty, liability, fire and extended insurance coverage that is customary for similar properties and in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. Some of the properties will be located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Our Leases."

The potential risk of recharacterization of sale and leaseback transactions, which we may enter into, could cause us to lose properties without full compensation.

     If a seller/lessee in a sale and leaseback transaction in which we are the buyer/lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

     Our board of directors has the discretion to invest not more than 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.


Federal Income Tax Requirements

Generally

     There are various federal income tax risks associated with an investment in our company. Although the provisions of the federal income tax laws relevant to an investment in our company are described generally in the section of this prospectus entitled "Federal Income Tax Consequences of Our Status as a REIT," you are strongly urged to consult your tax advisor concerning the effects of the federal income tax laws on an investment in our company and on your individual tax situation.

     We intend to operate in a manner so as to qualify as a REIT for federal income tax purposes. Qualifying as a REIT will require us to meet several tests regarding the nature of our assets and income on an ongoing basis.

The REIT minimum distribution requirements may require us to borrow to make required distributions.

     In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 95% of our taxable income, other than any net capital gain. To the extent that we distribute at least 95%, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. See "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification--Distribution Requirements." We intend to distribute all of our taxable income to our shareholders each year so that we will satisfy the 95% test and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the 95% test and avoid corporate income tax and the 4% excise tax in a particular year.

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

     If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify. See "Federal Income Tax Consequences of Our Status as a REIT--Failure to Qualify."

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

     When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

     . whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), or other applicable restrictions imposed by ERISA; and

     . whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

     We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in "ERISA Considerations," we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

     If we are considered a "pension-held REIT," an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us. See "Federal Income Tax Consequences of Our Status as a REIT--Taxation of Tax-Exempt Shareholders."

     In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans should also consider the effect of the "plan asset" regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of "publicly-offered securities." See "ERISA Considerations."

                          INVESTOR SUITABILITY STANDARDS

     An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

     We intend to offer our shares for sale to the residents of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin and Wyoming. We refer to these states as the sales states.

     We will not sell to residents of Pennsylvania until we have sold 1,000,000 shares ($10,000,000).

     Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state's suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

     If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

     (1) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

     (2) that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock have a net worth of not less than $150,000.

     Net worth in all cases excludes home, furnishings and automobiles.

     The minimum purchase is 100 shares of our common stock ($1,000), except in Minnesota, which requires a minimum investment of 250 shares, or $2,500. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least 10 shares of our common stock ($100), except for purchases of shares under the dividend reinvestment program, which may be in lesser amounts.

Ensuring Our Suitability Standards are Adhered To

     In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.


In addition, by signing the Subscription Agreement Signature Page attached hereto as Exhibit B, you are representing and warranting to us that you have received a copy of this prospectus, that you agree to be bound by our amended and restated articles of incorporation, that you meet the net worth and annual gross income requirements described above and that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us ensure our adherence to our suitability standards.

                  ESTIMATED USE OF PROCEEDS OF THIS OFFERING

     This prospectus relates to the offering of a minimum of 100,000 shares and a maximum of 10,000,000 shares of our common stock on a best efforts basis. In addition, we may issue up to 700,000 shares to our shareholders under our dividend reinvestment program, up to 250,000 shares upon exercise of warrants issued to our dealer manager in connection with this offering, and up to 800,000 shares under two stock option plans. The dealer manager, NNN Capital Corp., will assist us in selling our common stock. We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

     We will compensate the dealer manager for its services in the manner described in "Compensation Table." The dealer manager will seek the assistance of other broker-dealers in selling our common stock and may reallow some of the consideration it receives to such broker-dealers.

     The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time.


                                                          Minimum Offering        Maximum Offering
                                                        ---------------------  -----------------------
                                                          Amount     Percent      Amount      Percent
                                                        -----------  --------  -------------  --------
Gross Offering Proceeds                                  $1,000,000      100%   $100,000,000      100%
Less Public Offering Expenses:
  Selling Commissions                                        80,000        8%      8,000,000        8%
  Marketing Support and Due Diligence Reimbursement
   Fee                                                       15,000      1.5%      1,500,000      1.5%

  Other Organizational and Offering Expenses                 25,000      2.5%      2,500,000      2.5%
  Total Organizational and Offering Expenses                120,000       12%     12,000,000       12%
                                                         ----------     ----    ------------     ----
Net Proceeds to Company                                  $  880,000       88%   $ 88,000,000       88%
                                                         ----------     ----    ------------     ----
  Miscellaneous Acquisition Expenses                          5,000      0.5%        500,000      0.5%
                                                         ----------     ----    ------------     ----
Amount Available for Investment in Properties            $  875,000     87.5%   $ 87,500,000     87.5%
                                                         ==========     ====    ============     ====

_________________________

Explanation of This Table

     The Maximum Offering column does not include up to 700,000 shares that may be issued under our dividend reinvestment program, up to 250,000 shares that may be issued under the exercise of warrants issued to our dealer manager in this offering, and up to 800,000 shares that may be issued under two stock option plans.

     The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees as described in "Plan of Distribution."

     We will issue one warrant for every 40 shares sold in this offering in any state other than Arizona, Minnesota, Nebraska, Ohio or Texas, all or part of which compensation may be retained or reallowed to broker-dealers participating in this offering. The Marketing Support and Due Diligence Reimbursement Fee is intended to pay or reimburse, on a nonaccountable basis, amounts attributable to marketing and due diligence expenses. No Selling Commissions or the Marketing Support and Due Diligence Reimbursement Fee will be paid on any shares purchased by our advisor, the dealer manager, broker-dealers participating in this offering or their affiliates and other persons purchasing a minimum amount of shares as described under the heading "Plan of Distribution." Shares purchased or issued under the dividend reinvestment program or director stock plan or issued upon exercise of warrants will not be subject to Selling Commissions or the Marketing Support and Due Diligence Reimbursement Fee. See "Summary of Dividend Reinvestment Program."

     An affiliate of our advisor that is a licensed real estate broker will serve as our real estate broker in property acquisitions and may receive a real estate commission from the seller of a property that we buy of up to 2% of a property's purchase price. Since any seller will attempt to set the selling price of the property at an amount sufficient to cover the cost of real estate commissions, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher purchase price. This indirect payment could be considered an acquisition fee.

     The other organizational and offering expenses and miscellaneous acquisition expense line items are our advisor's best estimates for such expenses. The other organizational and offering expenses include legal, accounting, printing expenses and amounts for the reimbursement of our advisor for marketing, salaries and direct expenses of its employees while directly engaged in marketing the shares and other marketing and organization expenses. Acquisition expenses include legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection and acquisition of properties.

     The total organizational and offering expenses that we will pay in connection with our company's formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 15% of the proceeds raised in this offering. For a complete description of fees paid to our advisor and its affiliates, see "Compensation Table."

                                  OUR COMPANY

     Some of the information you will find in this prospectus may contain "forward-looking" statements. You can identify such statements by the use of forward-looking words such as "may," "will," "anticipate," "expect," "estimate," "continue" or other similar words. These types of statements discuss future expectations or contain projections or estimates. When considering such forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement.

     T REIT, Inc. was formed as a Virginia corporation in December of 1998 and intends to qualify as a real estate investment trust for federal income tax purposes. As of the date of this prospectus, we do not own any properties but anticipate acquiring properties with the net proceeds of this offering. We intend to invest in office, industrial, retail and service properties primarily in designated states throughout the United States. We may acquire neighborhood retail centers, which are properties designed for lease to one or more retail tenants that focus primarily on the sale of consumer goods and services to the immediate neighborhood. We may lease our properties to tenants under net leases. We may acquire retail and office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

     We plan to acquire properties primarily in the fifteen focus states, which are Alaska, Florida, Iowa, Michigan, Minnesota, Nevada, North Carolina, South Carolina, South Dakota, Tennessee, Texas, Virginia, Washington, Wisconsin and Wyoming. However, we may decide to acquire properties in other states.

     We will conduct business and own properties through our operating partnership, T REIT Operating Partnership, L.P., which was formed as a Virginia limited partnership in May 1999. We will be the sole general partner of our operating partnership and will have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. See "Agreement of Limited Partnership--Incentive Units." In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest. See "Investment Objectives and Policies."

         Our day to day operations will be managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor was formed in April of 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships and limited liability companies and similar real estate entities. See "Our Advisor."

     In addition to our company, our advisor currently also serves as an advisor to four entities that invest in various types of real estate with respect to the acquisition, management and disposition of their properties, including Western REIT. Western REIT owns, acquires and develops properties substantially similar to the properties that our company intends to own, acquire and develop.
However, Western REIT does not currently own and is not currently developing properties in our focus states. We do not intend to own, acquire or develop properties in states in which Western REIT currently owns or is developing properties.

                      INVESTMENT OBJECTIVES AND POLICIES

General

     Our board of directors has established written policies on investment objectives and borrowing. While it is our board's responsibility to monitor the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out, generally our board may change such policies at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings.

Types of Investments

     We intend to acquire office, industrial, retail and service properties, including neighborhood retail centers and single-user properties leased by generally creditworthy tenants under net leases. We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

     "Net" leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We expect that most of our leases will be long-term (typically 10 to 15 years, but generally not less than 5 years) and may provide for a base minimum annual rent with periodic increases. We consider a tenant to be creditworthy when it has:

 .  a corporate debt rating by Moody's or Standard & Poors of B or better;

 . a minimum tangible net worth equal to ten times one year's rental payments required under the terms of the lease; or

 . a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million.

     A majority of properties acquired will be at least 75% leased on the acquisition date. We may acquire some properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. However, when we think it is prudent, we will incur indebtedness to acquire properties. On properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 60% of the aggregate fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

     We will not make loans to persons or entities except as described under "-- Making Loans and Investments in Mortgages."

     Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from entities advised by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors. We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised by our advisor.

Our Acquisition Standards

     We believe, based on our advisor's prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor
we will consider is the property's current and projected cash flow.   We will
also consider a number of other factors, including a property's:

     .  geographic location and type;

     .  construction quality and condition;


     .  potential for capital appreciation;

     .  lease terms and rent roll, including the potential for rent increases;

     . potential for economic growth in the tax and regulatory environment of the community in which the property is located;

     .  potential for expanding the physical layout of the property;

     . occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

     . prospects for liquidity through sale, financing or refinancing of the property;

     . competition from existing properties and the potential for the construction of new properties in the area; and

     . treatment under applicable federal, state and local tax and other laws and regulations.

Property Acquisition

     We anticipate acquiring fee simple and tenancy-in-common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly owned subsidiaries of our operating partnership to acquire properties. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties. See "--Joint Ventures."

     In some cases, we may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

     If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

Description of Our Leases

     We anticipate that many of our leases will be net leases with terms generally not less than five years, but typically ten to fifteen years. The leases with anchor tenants or tenants in single tenant properties or tenants occupying the largest percentage and more than 30% of the rentable space in any property will generally have initial term of five to fifteen years, with one or more options to renew available to the lessee upon expiration of the initial term. By contrast, our smaller tenant leases will typically be for three to five year terms. Under our net leases, the tenant will pay us a predetermined minimum annual rent with, in some cases, particularly neighborhood retail centers, percentage rent if sales exceed predetermined levels. Some of our leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds.

     We anticipate that our tenants generally will be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. We will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor. In general, the net lease may be assigned or subleased with our operating partnership's prior written consent, but the original tenant will remain fully liable under the lease unless the assignee meets our income and net worth tests.

     Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

Our Operating Partnership

     We will conduct our business and own properties through our operating partnership. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor's incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to the company. See "Agreement of Limited Partnership- -Incentive Units." Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units will have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. See "Agreement of Limited Partnership." Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

Our Policies With Respect to Borrowing

     When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of all of our properties' combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. In the absence of a satisfactory showing that a higher level of borrowing is appropriate, the maximum amount of such borrowings in relation to our net assets will not exceed 300%. Any excess in borrowing over this 300% level will be approved by a majority of the independent directors and disclosed to our shareholders in our next quarterly report, along with a justification for such excess. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

     When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders' rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment. We do not intend to secure financing with cross-default or cross-collateralization provisions.

     Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale or Disposition of Properties

     Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

     In general, we intend to hold properties, prior to sale, for a minimum of four years. See "Federal Income Tax Consequences of Our Status as a REIT-- Requirements for Qualification--Income Tests." We intend to structure the sale of some properties as "like-kind exchanges" under the federal income tax laws so that we may acquire qualifying like-kind replacement properties meeting our investment objectives without recognizing taxable gain on the sale.
Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own, and the cash flow derived from such assets.

     Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders' capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve. See "Certain Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws."

     In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Our Long Term Investment Objective

     Our long term investment objective is to provide you, the shareholder, with liquidity with respect to your investment by either having our common stock listed on a national stock exchange or quoted on a quotation system of a national securities association or merging with an entity whose shares are so listed or quoted. If we have not accomplished one of these objectives on or before the tenth anniversary of the date of this prospectus, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. We shall at that time submit to a vote of our shareholders a proposal to liquidate the company by selling the properties in an orderly fashion or continue operations.

Changes in Our Investment Objectives

     Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, retail and service properties and other kinds of properties described under the heading "Investment Limitations" below. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

     We do not intend to:

     . invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;

     . invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

     . operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940.

     As used above, "unimproved real property" means any investment with the following characteristics:

     . an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

     .  has no development or construction in process on such land; and

     . no development or construction on such land is planned in good faith to commence on real land within one year.

     In addition, we have adopted the following investment policies:

     We will not issue redeemable equity securities.

     We will not issue our shares on a deferred payment basis or other similar arrangement.


     We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

     We will not engage in trading, as opposed to investment, activities.

     We will not engage in underwriting or the agency distribution of securities issued by others.

     Our shareholders have no voting rights with respect to our investment limitations, all of which are the responsibility of our board of directors and may be changed at any time.

Making Loans and Investments in Mortgages

     We will not make loans to other entities or persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property. In cases in which a majority of our independent directors so determines, and in all cases in which the transaction is with our advisor or its affiliates, we will obtain such appraisal from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder's expense. In addition to the appraisal, we will obtain mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

     We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

     We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

     We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

     We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

     We will base the purchase price paid for each property that we acquire upon the fair market value of the property as determined by a majority of our board of directors. In cases in which a majority of the independent directors so determine, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, the fair market value of such property will be determined by a competent, independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Joint Ventures

     We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders and on substantially the same terms and conditions as those received by other joint venturers. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

     We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

     .  there are no duplicate property management or other fees;

     . the investment of each entity is on substantially the same terms and conditions; and

     . we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

     We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

     You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal. See "Risk Factors-- Joint Venture Arrangements."

Other Policies

     In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

     Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

     We will hold all funds, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities. See "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification."

     We do not intend to make distributions-in-kind, except for:

     . distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or

     .  distributions of property which meet all of the following conditions:

        . our board of directors advises each shareholder of the risks associated with direct ownership of the property;

        . our board of directors offers each shareholder the election of receiving in-kind property distributions; and

        . our board of directors distributes in-kind property only to those shareholders who accept the directors' offer.

Investing in States Without Personal Income Tax

     We initially intend to invest in properties located in our focus states listed elsewhere in this prospectus. We will invest a portion of the net proceeds of this offering in states that have eliminated state personal income taxes. These states include Florida, Nevada, South Dakota, Tennessee, Texas, Washington, and Wyoming. We believe that we can profit by investing in these "income tax-free" states because of the general high rate of job and economic growth in these states. In addition, we believe that the economies of these states are benefited by the influx of retiring baby boomers who are looking for a tax friendly state in which to retire, where their pensions and investments will not be subjected to state income tax.

     Below is an analysis we have prepared showing long-term economic growth of the listed states with and without state income taxes. As summarized in the analysis, states without an income tax generally have experienced greater employment growth than states with income taxes. For example, Nevada, a state without personal income taxes, has experienced a 4.7% annual increase in employment, while Arizona, a state with a personal income tax, experienced only a 3.8% annual job growth, even though both states are located in the same general region. We believe that we will have a competitive advantage by investing a portion of the net proceeds of this offering in the tax-free states, which are experiencing employment gains in excess of the national average.
Also, we believe that these states will experience greater than average economic growth, with the resulting need for office, industrial, retail and service properties.

     Although we believe that the absence of state income tax in these states is a partial cause of the economic growth in these states, there is limited or no evidence to suggest that the absence of state income tax favorably affects the markets for office, industrial, retail or service real estate. Other factors, such as the rate of development of these type properties, employment characteristics and other demographics, in these states would also affect these real estate markets.

  Analysis of Long-Term Employment Growth of States without State Income Taxes
      (Including comparison with selected states with state income taxes)

                                                  1998 Per
                                                Capita State
                                                                --------------------------------  ---------------------
                                  State           & Local              Employment (000's)            Annual Change
                                                                --------------------------------  ---------------------
                                 Income          Taxes as a %                            1978-97    Change     Percent
                                 Tax(1)         of Income(2)     1978(3)     1997(3)     Change     (000's)     Change
-------------------------------------------------------------   --------------------------------  ---------------------
United States                                     11.4%           96,089     129,518      33,429     1,759       1.6%
Large Sunbelt States:
   Florida                        No              10.6%            3,684       6,768       3,084       162       3.3%
   Texas                          No              10.5%            5,920       9,350       3,430       181       2.4%
   California                    Yes              12.0%           10,137      14,965       4,828       254       2.1%
Small Southwestern States:
   Nevada                         No              11.3%              357         847         490        26       4.7%
   Arizona                       Yes              11.0%            1,010       2,065       1,055        56       3.8%
Northwestern States:
   Washington                     No              11.8%            1,684       2,846       1,162        61       2.8%
   Oregon                        Yes              11.2%            1,149       1,631         482        25       1.9%
Small Midwestern States:
   South Dakota                   No              10.6%              318         381          63         3       1.0%
   Nebraska                      Yes              11.5%              742         883         141         7       0.9%
Other States:
   Alaska                         No               6.1%              162         291         129         7       3.1%
   Wyoming                        No               7.9%              203         238          35         2       8.0%

_________________________

(1)  Source:  1997 State Tax Handbook (All States) (Research Institute of
     America).

(2)  Source:  The Tax Foundation, Washington, D.C.
     (http://www.taxfoundation.org).

(3)  Source:  U.S. Bureau of Labor Statistics (see http://recenter.tamm.edu).

                              DISTRIBUTION POLICY

     We intend to pay regular monthly distributions to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. However, we reserve the right, at any time, instead to pay distributions on a quarterly basis. The commencement and continuation of distributions and the size of the distributions will depend upon a variety of factors, including:

     .  our cash available for distribution;

     .  our overall financial condition;

     .  our capital requirements;

     . the annual distribution requirements applicable to REITs under the federal income tax laws (see "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification--Distribution Requirements"); and

     .  such other considerations as our board of directors deems relevant.

We cannot assure you that we will make distributions.

     In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 95% of our taxable income, other than net capital gain. See "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification--Distribution Requirements."

     We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distributions were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay such distributions to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

     To the extent that distributions to our shareholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that our distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

     Monthly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so. See "Investment Objectives and Policies--Sale or Disposition of Properties."

                           MANAGEMENT OF OUR COMPANY

General

     We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors' supervision. Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. At our board's first meeting, our articles of incorporation were reviewed and adopted by a majority of our board of directors, including a majority of the independent directors. As of the commencement of this offering, our board of directors will be comprised of five individuals, three of whom will be independent directors. See "Certain Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws." We consider a director to be independent if he or she is not, and has not been in the last two years, (1) an officer or employee of our company, our advisor, the dealer manager or any affiliate of those entities or (2) an owner of greater than 10% of the outstanding equity interests in our company, our advisor, the dealer manager or any affiliates of those entities.

     The independent directors will determine, from time to time but at least annually, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company's total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

     . the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

     . the success of our advisor in generating opportunities that meet our investment objectives;

     . the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;

     . additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;

     .    the quality and extent of service and advice furnished by our advisor;

     . the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     . the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

     Each determination will be reflected in the minutes of the meetings of our board of directors.

The Directors and Executive Officers

     Initially, our board of directors will consist of five members, three of whom will be independent. All of the directors will serve staggered three-year terms and the board will be divided into three classes. Class I directors' initial terms will expire in 2003, Class II directors' initial terms will expire in 2002 and Class III directors' initial terms will expire in 2001. The following table sets forth some information with respect to our officers and directors. Each of the officers and directors other than Mr. Thompson and Mr. Maurer will assume the positions indicated as of the effective date of the registration statement of which this prospectus is a part.

Name                                 Age      Position
----                                 ---      --------
Anthony W. Thompson (Class I)        52       Chairman of the Board of Directors,
                                              Chief Executive Officer, President and Director

Debra Meyer Kirby (Class III)        44       Independent Director

Warren H. James (Class II)           58       Independent Director

James R. Nance (Class II)            71       Independent Director

Sterling McGregor (Class I)          42       Vice President and Director

Jack R. Maurer                       55       Secretary and Treasurer

     Certain information regarding our directors and executive officers is set forth below.

     Anthony W. ("Tony") Thompson is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since its inception in April 1998. Prior to that time he was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies including the TMP Group, Inc., a full-service real estate investment group founded in 1978. Mr. Thompson has been the President and co-owner of the dealer manager, NNN Capital Corp. (formerly Cunningham Capital Corp. and TMP Capital Corp.), since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a Bachelor of Science degree in Economics. Mr. Thompson holds the professional designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College. He is a member of the Sterling College Board of Trustees and UCLA's Athletic Fund Major Gifts Committee.

     Warren H. James has been a general partner of Wescon Properties, a southern California real estate developer and construction management company, since 1986. At Wescon, Mr. James has overseen the acquisition, management and construction of apartment communities, commercial office buildings and shopping centers in Los Angeles, Orange and Riverside Counties in Southern California. Prior to 1986, Mr. James served as Vice President of Gfeller Development Company, a developer of commercial and residential projects in Orange County, California, where he oversaw the development of a single family home project in Corona Del Mar, California, Vice President of Bear Brand Ranch Company (a developer of master planned communities) and Vice President of Operations at Foxx Development Corp. (a developer and builder of residential communities). Mr. James also worked for approximately 8 years with the Irvine Company, the largest owner of real estate in Orange County, including three years as Vice President of its home building division.

     James R. ("Jim") Nance retired as Senior Vice President-Agency of Jefferson-Pilot Financial, a life insurance company, in Greensboro, North Carolina, in 1992, after forty-one years experience in the life insurance business. He served as an agent, Agency Manager and Agency Vice President prior to his appointment as Senior Vice President-Agency. As Senior Vice President, Mr. Nance was responsible for the eighty Agency Offices, one hundred twenty-five Sales Offices, and all sales and administrative personnel. His responsibilities included production, expenses, planning and budgeting for the Agency Department. Mr. Nance was a registered securities principal with the NASD from 1978 until 1992. Upon retiring, Mr. Nance returned to Amarillo, Texas, and assumed the position of Financial Manager of the Mary E. Harris Ranch, Inc., a 31,000 acre family ranch located near Clayton, New Mexico. After honorable discharge from the U.S. Navy in 1946, he attended the University of North Texas from 1948 until 1950. He graduated from Southern Methodist University's School of Insurance Marketing in 1953, the University of North Carolina's Executive Program in 1981, and holds the designation of Chartered Life Underwriter from the American College. During his career, Mr. Nance was active in community, civic, and church activities.

     Debra Meyer Kirby is President of & Kirby, Inc., a specialty firm focusing on tax deferred exchanges and real estate acquisitions which she founded in 1996. She is also Chief Executive Officer of the Kirby Group, which includes a sister corporation, Kirby Corporation of Virginia, Inc., founded in 1988 as a medical consulting firm. In this role she coordinates its strategic planning function and development of new services and programs. Ms. Kirby is also Executive Vice President of National Exchange Group, Inc., a qualified exchange intermediary. Ms. Kirby has seventeen years of experience in transactional real estate and twelve years of experience in negotiating and managing multi-state real estate transactions within the corporate real estate development arena. From 1994 to 1996, she was a co-founder, principal and Executive Vice President of a qualified exchange intermediary, Capital Exchange Company, Inc., performing strategic planning services and intermediary escrow services, identifying replacement properties. Prior to co-founding Capital Exchange Company, Inc., she served as Director of Real Estate for Circuit City Stores, Inc., one of the nation's largest retailers of brand name consumer electronics, computers, appliances and music software, for approximately six years. During her six years as Director, she served in positions ranging from oversight of all site acquisitions and business and legal negotiations for the development of Circuit City store locations east of the Mississippi River to Director of Real Estate Development forming Circuit City's self-development program through which she developed a number of power retail centers anchored by Circuit City Superstores. Ms. Kirby received a B.A. from Hamilton College and its coordinate Kirkland College, in Clinton, New York in 1977 and her J.D. from Wake Forest University in Winston-Salem, North Carolina in 1980. She was an associate in the commercial real estate litigation department of the Richmond law firm, Hirschler, Fleischer, Weinberg, Cox & Allen from 1980-1984.

     Sterling McGregor has been Vice President of Financial and Asset Management for our advisor, Triple Net Properties, LLC, since July 1998. Mr. McGregor has over 15 years of commercial real estate experience in debt and equity financing, asset management, due diligence, underwriting, acquisitions and restructuring loan portfolios. He recently managed several institutional quality portfolios for CB/Richard Ellis, L.J. Melody & Company, a CB Commercial Real Estate Company, both large commercial and mortgage banking operations, from December 1996 to July 1998 and Wells Fargo Bank, a diversified financial services company, from 1992 to September 1998. Prior experience includes mortgage banking for Metmor Financial, a subsidiary of MetLife, and acquisitions and due diligence for Arthur Andersen & Co., as well as Cal Fed Syndications, a publicly traded NYSE real estate investment trust. Mr. McGregor is a licensed California Real Estate Broker and a California Certified General Appraiser with a Bachelor of Business Management and Finance from Brigham Young University.

     Jack R. Maurer has served as Chief Financial Officer of our advisor, Triple Net Properties, LLC, since April 1998. Mr. Maurer has over 24 years of real estate financial management experience, including Chief Financial

 Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and Chief Financial Officer of Wescon Properties, where he was involved in finance, accounting and forecasting. He also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. Mr. Mauer's previous experience also includes experience with the national accounting firm of Kenneth Leventhal & Company, a leading provider of professional services to owners, developers, builders, operators and financiers of real estate.

Committees of Our Board of Directors

Acquisition Committee.

     Each of our acquisitions must be approved by the acquisition committee or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Initially we will have an acquisition committee comprised of at least three members of our board of directors. A majority of the members of the acquisition committee will be independent directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. If the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

Audit Committee.

     We will have an audit committee comprised of three directors and including at least two independent directors. The audit committee will:

     . make recommendations to our board of directors concerning the engagement of independent public accountants;

     . review the plans and results of the audit engagement with the independent public accountants;

     . approve professional services provided by, and the independence of, the independent public accountants;

     .    consider the range of audit and non-audit fees; and

     . consult with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee.

     Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. Initially, the members of our compensation committee will be Mr. Thompson, Ms. Kirby and Mr. James. The executive compensation committee will exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as "non-employee directors" within the meaning of the Exchange Act.

Officer and Director Compensation

     Our board of directors will determine the amount of compensation that we will pay to each director serving on our board of directors. Initially, all directors will receive a fee of $1,000 for attendance in person or by telephone at each quarterly meeting of the board. Initially such compensation, including fees for attending meetings, will not exceed $7,500 annually. Our independent directors will qualify for the independent director stock option plan under which our board of directors has authorized the issuance of options to acquire up to 100,000 shares of common stock over the five years following the commencement of this offering. In addition, officers or employees of our company will qualify for the employee stock option plan under which our board of directors has authorized the issuance of up to 700,000 shares over the five years following the commencement of this offering. Initially, we do not intend to pay cash compensation to any employees or officers.

Independent Director Stock Option Plan

     We will adopt the independent director stock option plan concurrently with the commencement of this offering. Only directors who are considered independent under the criteria described in "Management of Our Company--General" are eligible to participate in the independent director stock option plan.

     We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

     The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director as of the date such individual becomes an independent director. Subsequent options are options to purchase 5,000 shares of common stock at the applicable option exercise price described below on the date of each annual shareholders' meeting to each independent director so long as the individual is still in office. As of the date of this prospectus, we have granted options to purchase 15,000 shares to the independent directors at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

Officer and Employee Stock Option Plan

     We will adopt the officer and employee stock option plan concurrently with the commencement of this offering. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

     We have authorized and reserved a total of 700,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, will have discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. As of the date of this prospectus, we have granted our Chief Executive Officer and President, Mr. Thompson, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We have also granted our Vice President, Mr. McGregor, options to purchase 45,000 shares at price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee. We anticipate issuing the same number of options to each of these individuals, in addition to options that may be granted to other officers and employees, simultaneously with each annual shareholders' meeting.

Characteristics of Both Stock Option Plans

     Exercise Price: We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

     . The option price under each option granted on or before the commencement of this offering is the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

     . The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.

     . The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

     We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

     Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

     . Options granted on or before the commencement of this offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

     . Options granted after the commencement of this offering will become exercisable in whole or in part on the second anniversary of the date of grant.

     . If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.

     . If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.

     . No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

     . The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

     Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

     Chance of Control or Dissolution: If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with options. We will also make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

     Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

     . the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

     . the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

     . the payment in cash or shares in lieu of and in complete satisfaction of such options.

     Taxation: All options granted under both stock option plans are intended to be "non-qualified options," meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock's fair market value and the option price. We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

Indemnification

     Our articles of incorporation contain a provision that is intended to limit liability for monetary damages and indemnify our directors and officers from some liabilities. For a description of the limitation of liability and indemnification rights of our directors and officers, see "Certain Provisions of Virginia Corporate Law and of Our Articles of Incorporation and Bylaws-- Limitation of Liability and Indemnification."

                                  OUR ADVISOR

     Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors' directives. Our advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. Currently, our advisor advises four entities that invest or have invested in properties located in California, Colorado, South Dakota, Nevada and Kansas. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own approximately 36% of the ownership interests in the advisor.

Management

     The following table sets forth information with respect to our advisor's executive officers and board of managers:

Name                       Age      Position
----                       ---      --------
Anthony W. Thompson        52       President, Chief Executive Officer and Director

Jack R. Maurer             55       Chief Financial Officer and Director

Talle Voorhies             51       Executive Vice President and Director

Richard D. Gee             57       Managing Director

Franklin D. Bryant         58       Senior Vice President and Asset Manager

Don Ferrari                62       Senior Marketing Director

Damian Gallagher           37       Senior Vice President of Capital Markets

Dennis D. Thornton         45       Redevelopment and Leasing DirectorFranklin

Mary J. Holcomb            49       Vice President of Real Estate Services


Sterling McGregor          42       Vice President of Financial Management

     Anthony W. ("Tony") Thompson. Mr. Thompson's background is described under "Management of Our Company--The Directors and Executive Officers."

     Jack R. Maurer. Mr. Maurer's background is described under "Management of Our Company--The Directors and Executive Officers."

     Talle Voorhies has been Executive Vice President of Triple Net Properties, LLC since April of 1998 and is President and Financial Principal of the dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with The TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker-dealer network; due diligence activities, marketing and compliance; and Investor Services. Ms. Voorhies is a Registered Representative with the National Association of Securities Dealers.

     Richard D. Gee, has been Executive Vice President--Acquisitions for Triple Net Properties, LLC since June 1998. Mr. Gee has 25 years of real estate experience. From 1990 to May 1998, Mr. Gee acted as Managing Director and Partner for InterCapital Partners, a privately-owned company engaged in developing and acquiring multi-family and retail real estate projects in California, Illinois and Texas. In this position he raised over $60 million of equity capital used to acquire and/or develop approximately 600,000 square feet of retail centers and 9,000 apartment units. He then sold the $230 million portfolio to two institutional buyers. Mr. Gee also has experience developing a publicly traded, master-limited partnership and a tax-exempt participating-bond fund with Shearson Lehman Brothers. Mr. Gee holds a degree in electrical engineering from the University of Miami.

     Franklin D. Bryant, Senior Vice President and Asset Manager for our advisor since February 1999, has been involved in various areas of development for several retail centers, including negotiating development agreements and sales tax agreements with the local municipalities. Mr. Bryant also headed a team that was successful in obtaining land use entitlements for a multi-faceted medical complex by receiving approvals of specific plans for medical buildings, senior housing and assisted living facilities. An honor graduate of the California Military Academy in 1964, he is a Vietnam veteran and the Recipient of the Distinguished Flying Cross. In addition, he serves as an advisor to several civic and sports organizations and on the board of directors of several civic and sports organizations.

     Don Ferrari has been Regional Marketing Director for our advisor since September of 1998. Prior to joining our advisor, he served as National Marketing Director of Ridgewood Power for 7 years. He also served as President of Amador Financial, a real estate syndication company specializing in apartment buildings and retail strip malls. Mr. Ferrari has over 37 years experience in the securities industry where he specialized in mutual fund marketing and related financial planning products and services. Mr. Ferrari is recognized as a financial services public speaker by a number of groups including the International Association of Financial Planners and Investment Dealers Digest. He is a licensed real estate broker in California and a registered securities principal with the National Association of Securities Dealers. He holds a degree in organic chemistry from UC Berkeley.

     Damian Gallagher has been Senior Vice President of Capital Markets for Thompson Capital since 1993. Since 1984, Mr. Gallagher has been involved in the investment/syndication industry. He is a Registered Representative with the National Association of Securities Dealers. Mr. Gallagher received a degree in Economics from UCLA in 1983.


     Dennis D. Thornton has been Redevelopment and Leasing Director for our advisor since July of 1999. He has 21 years experience in real estate. Prior to joining our advisor, Mr. Thornton was National Director of Real Estate for Econo Lube N' Tune from 1996 to July 1999. Mr. Thornton was a co-owner of Walker and Associates, CPA's from 1991 to 1996. From 1988 to 1991, Mr. Thornton served as the President of Heron Properties of Colorado, an asset management firm with a real estate portfolio of $220 million including over two million square feet of retail shopping centers. Mr. Thornton was also a Vice President from 1982 to 1988 in The ConReal Companies, a real estate syndication company that raised $150 million with EF Hutton, Kidder Peabody, Thompson McKinnon and other firms to acquire income properties. He holds a BS from Brigham Young University in accounting.

     Mary J. Holcomb, Vice President of Real Estate Marketing and Finance, has been involved in all aspects of real estate and the financial industry for over 28 years. She spent 14 years with Home Federal Savings and Loan and managed four branch escrow offices, and 14 years as Chief Executive Officer and Manager of three independent escrow companies. Ms. Holcomb is responsible for acquisition and tenant-in-common escrows and exchanges, as well as interfacing with broker-dealers and investors. She has a real estate license and is a Senior Certified Escrow Officer.

     Sterling McGregor. Mr. McGregor's background is described under "Management of Our Company--The Directors and Executive Officers."

The Advisory Agreement

     Under the terms of the advisory agreement, our advisor generally

     .    has responsibility for day-to-day operations of our company;

     .    administers our bookkeeping and accounting functions;

     . serves as our consultant in connection with policy decisions to be made by our board of directors;

     .    manages or causes to be managed our properties and other assets; and

     .    renders other services as our board of directors deems appropriate.

Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

     Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of Average Invested Assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within sixty (60) days after the end of the fiscal year. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets. See "Compensation Table."

     Term. The advisory agreement, which was entered into by our company after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director's meetings. The advisory agreement may be terminated by either party upon 60 days' prior written notice without cause. If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors will determine that any successor advisor possess sufficient qualifications to:

     .    perform the advisory function for our company; and

     . justify the compensation provided for in the contract with our company.

     If the advisory agreement is terminated due to the listing of our shares on a national exchange or market, our advisor's incentive limited partnership interest will be redeemed for the amount our advisor would have received if our operating partnership immediately sold all of its assets at fair market value. See "Agreement of Limited Partnership--Incentive Units."

     Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing properties located in our focus states placed under contract by our advisor, provided that:

     .    we have funds available to make the purchase;

     . our acquisition committee or board of directors votes to make the purchase within fourteen days of being offered such property by our advisor; and

     . the property meets our acquisition criteria (see "Investment Objectives and Policies").

     Possible Merger. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third-party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor's key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement (see "Compensation Table"), we would be required to pay the salaries of our advisor's employees, the rent and "overhead" associated with our advisor's office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

     Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

     . the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;

     . the indemnified person was acting on behalf of, or performing services for, our company;

     . such liability or loss was not the result of misconduct, negligence or a knowing violation of the criminal law or any federal or state securities laws; and

     . such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

                              COMPENSATION TABLE

     The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used some defined terms in the table. Those terms have the following meanings:

     Average Invested Assets means, for any period, the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

     Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners (other than our advisor) and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or
(2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties (see Incentive Distribution Upon Dispositions, below).

     Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

     The arrangements by which we pay our advisor and the dealer manager are arrangements by and among affiliated entities. Consequently, such arrangements were not determined by arm's-length negotiations. See "Conflicts of Interest." Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by Our Advisor." Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

                                                          OFFERING STAGE
--------------------------------------------------------------------------------------------------------------------------
    Type of                                      Method of                                          Estimated
  Compensation                                 Compensation                                           Amount
      (4)
--------------------------------------------------------------------------------------------------------------------------
Selling                          The dealer manager will receive 8% of the gross           Actual amount depends upon
Commissions                      proceeds of this offering, or $0.80 for each share        the number of shares sold.
                                 sold (8%), and one warrant for every 40 shares of         The dealer manager will
                                 common stock sold in this offering in states other        receive a total of $80,000 if
                                 than Arizona, Minnesota, Nebraska, Ohio or Texas.         the minimum offering is sold
                                 Each of these warrants permits the holder to              and $8,000,000 if the maximum
                                 purchase one share of our common stock at a               offering is sold.
                                 purchase price of $12.00 per share (120% of the
                                 offering price) prior to ____________, 2004. The
                                 dealer manager may reallow a portion of the
                                 Selling Commissions and the warrants to
                                 broker-dealers for each share they sell.  Shares
                                 purchased under the dividend reinvestment program
                                 will be purchased without Selling Commissions.
--------------------------------------------------------------------------------------------------------------------------


                                                OFFERING STAGE
--------------------------------------------------------------------------------------------------------------------------
    Type of                               Method of                                                Estimated
  Compensation                          Compensation                                                 Amount
--------------------------------------------------------------------------------------------------------------------------
Marketing         We will pay the dealer manager an amount up to 1.5% of the gross         Actual amount depends upon
Support and       proceeds of this offering to pay expenses associated with                the number of shares sold.  A
Due Diligence     marketing fees, wholesaling fees, expense reimbursements, bonuses        total of $15,000 will be paid
Reimbursement     and incentive compensation and volume discounts and to generally         if the minimum offering is
Fee               reimburse the dealer manager for due diligence expenses.  We will        sold and $1,500,000 will be
                  not require the dealer manager to account for spending of amounts        paid if the maximum offering
                  comprising this fee.  The dealer manager may reallow a portion of        is sold.
                  this fee to broker-dealers participating in this offering.  We will not pay this fee with respect to shares purchased under the dividend reinvestment program.
--------------------------------------------------------------------------------------------------------------------------
Other             Our advisor may advance, and we will reimburse it for,                   Actual amounts will be based
Organizational    organization and offering expenses incurred on our behalf in             on actual funds advanced.  We
and Offering      connection with this offering, including legal and accounting fees,      estimate that a total of
Expenses          filing fees, printing costs and selling expenses.  We estimate such      $25,000 will be reimbursed if
                  expenses will be approximately 2.5% of the net proceeds of this          the minimum offering is sold
                  offering.                                                                and $2,500,000 will be
                                                                                           reimbursed if the maximum
                                                                                           offering is sold.
--------------------------------------------------------------------------------------------------------------------------

                                                ACQUISITION STAGE
--------------------------------------------------------------------------------------------------------------------------
    Type of                               Method of                                                Estimated
  Compensation                          Compensation                                                 Amount
--------------------------------------------------------------------------------------------------------------------------
Real Estate       In property acquisitions in which an affiliate of our advisor            Actual amounts depend on the
Commission/(1)/   serves as our real estate broker, such affiliate may receive from        purchase price of properties
                  the seller in such acquisitions a real estate commission of up to        acquired.
                  2% of the purchase price of the property.  Since any seller will attempt to set the selling price at an amount to cover the cost of real estate commissions, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher price.
--------------------------------------------------------------------------------------------------------------------------
Acquisition       We will reimburse our advisor for costs and expenses of                  Actual amounts to be
Expenses (1)      selecting, evaluating and acquiring properties, whether or not           reimbursed depend upon the
                  actually acquired, including surveys, appraisals, title insurance        purchase price of properties
                  and escrow fees, legal and accounting fees and expenses,                 and actual cost of goods or
                  architectural and engineering reports, environmental and asbestos        services.  If the minimum
                  audits, travel and communication expenses, non-refundable option         offering is sold, acquisition
                  payments on properties not acquired and other related expenses           expenses are estimated to be
                  payable to our advisor and its affiliates.  Interest shall be            $5,000.  If the maximum
                  paid on funds advanced at our advisor's actual cost of funds or          offering is sold, acquisition
                  as otherwise established by our board of directors.                      expenses are estimated to be
                                                                                           $500,000.
------------------------------------------------------------------------------------------------------------------------

                                                 OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------------
   Type of                                     Method of                                              Estimated
Compensation                                 Compensation                                              Amount
----------------------------------------------------------------------------------------------------------------------------
Property            We will pay our advisor a Property Management Fee equal to 5% of         Actual amounts to be paid
Management Fee      the gross income from the properties. This fee will be paid              depend upon the gross income
                    monthly.                                                                 of the properties and,
                                                                                             therefore, cannot be
                                                                                             determined at the present
                                                                                             time.
----------------------------------------------------------------------------------------------------------------------------
Compensation        We will pay our advisor for other property-level services                Actual amounts to be received
for Services        including leasing fees, construction management fees, loan               depend upon the services
                    origination and servicing fees, property tax reduction fees and          provided and, therefore,
                    risk management fees. Such compensation will not exceed the              cannot be determined at the
                    amount which would be paid to unaffiliated third parties                 present time.
                    providing such services.  All such compensation must be approved by a majority of our independent directors.  See "Our Advisor."
----------------------------------------------------------------------------------------------------------------------------
Reimbursable        We will pay our advisor the miscellaneous expenses described in          Actual amounts are dependent
Expenses (2)        footnote.                                                                upon results of operations.
----------------------------------------------------------------------------------------------------------------------------


                                                 LIQUIDATION STAGE
----------------------------------------------------------------------------------------------------------------------------
    Type of                                      Method of                                        Estimated
  Compensation                                 Compensation                                        Amount
----------------------------------------------------------------------------------------------------------------------------
Property            We will pay our advisor a Property Disposition Fee out of net            Actual amounts to be received
Disposition Fee     profits upon the sale of each of the properties, in an amount            depend upon the sale price of
                    equal to the lesser of 3% of the property's contract sales price         properties and, therefore,
                    or 50% of a customary Competitive Real Estate Commission given           cannot be determined at the
                    the circumstances surrounding the sale.  The amount paid, when           present time.
                    added to the sums paid to unaffiliated parties, shall not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.  Payment of such fees shall be made only if our advisor provides a
                    substantial amount of services in connection with the sale of the property.  We will pay the Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.
----------------------------------------------------------------------------------------------------------------------------

                                               SUBORDINATED PAYMENTS
--------------------------------------------------------------------------------------------------------------------
    Type of                                      Method of                                         Estimated
  Compensation                                 Compensation                                         Amount
--------------------------------------------------------------------------------------------------------------------
Asset               We will pay our advisor an Asset Management Fee of up to 1.5% of the     Actual amounts are
Management          Average Invested Assets.  The Asset Management Fee will be paid or       dependent upon the actual
Fee                 accrue quarterly, but will not be paid until our shareholders have       amounts that we invest in
                    received distributions equal to a cumulative, noncompounded rate of      assets and, therefore,
                    8% per annum on their investment in our company.  If the fee is not      cannot be determined at
                    paid in any quarter, it will accrue and be paid once the shareholders    this time.
                    have received a cumulative 8% return.

                                               SUBORDINATED PAYMENTS
--------------------------------------------------------------------------------------------------------------------
    Type of                                      Method of                                         Estimated
  Compensation                                 Compensation                                         Amount
--------------------------------------------------------------------------------------------------------------------
Incentive           Our operating partnership will pay an incentive distribution to our      Actual amounts to be
Distribution        advisor equal to 15% of our operating partnership's operating cash       received depend upon
(3)                 flow after our company has received the sum of:                          results of operations and
                                                                                             the actual amounts that
                    .  an 8% cumulative, non-compounded return on our Invested Capital,      we invest in properties
                       and                                                                   and, therefore, cannot be
                    .  any remaining shortfall in the recovery of our Invested Capital       determined at the present
                       with respect to prior sales of properties.                            time.

                    If there is a shortfall in our 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.
------------------------------------------------------------------------------------------------------------------------------
Incentive           Our operating partnership will pay an incentive distribution upon        Actual amounts to be
Distribution        the sale of a property equal to 15% of the net proceeds from the         received depend upon,
Upon                sale after our company has received the sum of                           the sale price of
Distribution (3)                                                                             properties and,
                    .  our Invested Capital that initially was allocated to that             therefore, cannot be
                       property,                                                             determined at the
                                                                                             present time.
                    .  any remaining shortfall in the recovery of our Invested
                       Capital with respect to prior sales of properties, and

                    .  any remaining shortfall in our 8% return on Invested Capital.

                    If we have not received a return of our Invested Capital or if there is a shortfall in our 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us to receive a full return of our
                    Invested Capital and a full distribution of our 8% return.  In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.
------------------------------------------------------------------------------------------------------------------------------

                                      -44-

     (1) The total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property unless a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to our company. Notwithstanding the foregoing, the total of all real estate commissions and acquisition fees and expenses paid in connection with our purchase of a property from an affiliate may not exceed 6% of the contract purchase price for the property.


     (2)  (a)  Our advisor and its affiliates are reimbursed for:

          .    the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties and
          .    administrative services related to such goods and services.


     "Administrative services" include only ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.

          (b) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

          .    the goods or services must be necessary to our prudent operation;
               and

          . the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

     In addition, any such payment will be subject to the further limitation described in paragraph (c) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

          (c) No reimbursement to our advisor or its affiliates is permitted under clause (a) above for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed under clause (b) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

     (3) If the advisory agreement is terminated by us due to the listing of our common stock on a national exchange or market, our advisor's incentive limited partnership interest, which entitles it to the Incentive Distribution and the Incentive Distribution Upon Dispositions, shall be redeemed for the amount that our advisor would receive if our operating partnership immediately sold all of its assets for their fair market value. Such amount will be paid in either shares in our company or units of limited partnership interest of our operating partnership, at the election of our advisor, subject to the ownership limit. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

Additional Important Information on Compensation to Our Affiliates

     Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees it receives and reimbursements is dependent upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. The independent directors must approve all transactions between us and our advisor or its affiliates. See "Certain Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws--Transactions with Affiliates."

Limitation on Total Operating Expenses

     In the absence of a satisfactory showing to the contrary, our total operating expenses (as defined below) will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

     .    2% of our Average Invested Assets or

     .    25% of our net income for such year.

The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations unless the independent directors find that, based on unusual and nonrecurring factors which they deem sufficient, a higher level of expenses is justified for such year. If the independent directors find that a higher level of expenses is justified, they will reflect this finding and the reasons in support of such finding in the minutes of the meeting of the board of directors.

     Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact, together with and explanation of the factors the independent directors considered in arriving at their conclusion that such higher expenses were justified.

     In the event that the independent directors do not determine such expenses are justified, our advisor will reimburse our company at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

     Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor. However, total operating expenses do not include:
                                      -46-

     . the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;
     .    interest payment;
     .    taxes;
     . non-cash expenditures such as depreciation, amortization and bad debt reserves; and
     . acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the Incentive Distribution Upon Disposition referred to in the Compensation Table).

                           PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate programs managed by our advisor. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

     Our advisor has served as manager or sponsor of a total of four real estate investment entities. These real estate investment entities and the year in which their offerings were commenced and/or completed are as follows:

     1.   Tulluride Barstow, LLC (1998)
     2.   Truckee River Office Tower, LLC (1998)
     3.   Western Real Estate Investment Trust (1998) (not completed)
     4.   Yerington Shopping Center, LLC (December 15, 1998-1999)

     These four programs constitute the "prior advisor programs." The prior performance tables included in Exhibit A attached hereto set forth information regarding these prior advisor programs as of the dates indicated with respect to:

     .    experience in raising and investing funds (Table I);
     .    compensation to the sponsor (Table II); and
     .    annual operating results of the prior advisor programs (Table
          III).

     No information is given as to results of completed programs or sales or dispositions of property because, to date, none of the prior programs have sold any of their properties.

Prior Programs of Our Advisor

     Our advisor sponsored the prior advisor programs. The total amount of funds raised from all investors in the offerings of the prior advisor programs, as of March 31, 1999, was approximately $13,980,438, and the total number of investors in all such entities was approximately 217.

     The prior advisor programs have acquired a total of seven properties in California, Nevada and Kansas.

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the prior advisor programs, as of December 31, 1998, was approximately $53,270,023. Of the aggregate amount, approximately 34% was spent on acquiring office buildings, and approximately 61% was spent on retail properties.

     All of these funds were spent on existing or used properties. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior advisor programs as of December 31, 1998:


          Type of Property         Existing
          ----------------         --------

          Office                   $18,242,342

          Retail                    35,027,681
                                   -----------
          Total                    $53,270,023
                                   ===========



     Each of the prior advisor programs and the properties that they have acquired are described below.

     Telluride Barstow, LLC, a Virginia limited liability company, was formed by our advisor in June of 1998 to acquire Barstow Road Shopping Center, a community shopping center in Barstow, California. Our advisor is the managing member of Telluride Barstow, LLC. The center includes approximately 77,950 square feet of leasable space and, as of February 1, 1999, was approximately 98% occupied.

     Truckee River Office Tower, LLC, a Virginia limited liability company, was formed by our advisor in August of 1998 to acquire Truckee River Office Tower, a 15-story office and parking facility located in downtown Reno, Nevada. Our advisor is the managing member of Truckee River Office Tower, LLC, which closed on the purchase of the office tower on December 1, 1998. The property contains approximately 137,572 square feet of Class-B office space and, as of February 1, 1999, was approximately 58% occupied. The building was developed in 1981 by casino operator, Harrah's, which currently leases over 40% of the space.

     Western Real Estate Investment Trust, a Virginia corporation, was formed by our advisor in July of 1998 and intends to qualify as a REIT for federal income tax purposes. Western REIT is currently engaged in an ongoing best efforts private placement of $50,000,000 of its common stock. Western REIT was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western REIT and serves as the general partner of Western REIT's operating partnership subsidiary. Western REIT's ongoing best efforts private placement is being conducted by the dealer manager.

     Western REIT currently owns the following properties:

     The Kress Energy Center is an office building located in the downtown central business district of Wichita, Kansas. This six-story, historically registered building with approximately 57,693 leasable square feet was originally constructed in 1930. As of February 1, 1999, the building was approximately 89% occupied.

     The Phelan Village Shopping Center is a 58,619 square foot shopping center in Phelan, California built in 1989. Western REIT acquired this property on October 16, 1998. As of February 1, 1999, Phelan Village was approximately 93% occupied.

     The Century Plaza East Shopping Center is a retail shopping center located in East Lancaster, California (near Palmdale, California). The center includes approximately 121,192 square feet and, as of February 1, 1999, was approximately 90% occupied.

     The Bryant Ranch Shopping Center is a 93,892 square foot neighborhood shopping center located in Yorba Linda (Orange County), California. Western REIT acquired this property on December 1, 1998 and, as of February 1, 1999, the center was approximately 91% leased.


     The Huron Mall Shopping Center is a 208,650 square foot neighborhood shopping center in Huron, South Dakota. Western REIT acquired this property on March 31, 1999 and, as of that date, the property was approximately 72% leased.

     None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. See "Risk Factors."

     Yerington Shopping Center, LLC, a Virginia limited liability company, was formed by our advisor in December of 1998 to acquire Yerington Plaza Shopping Center, a neighborhood shopping center in Yerington, Nevada, about 80 miles southeast of Reno, Nevada. The Plaza includes approximately 55,531 square feet of leasable space and, as of February 1, 1999, was approximately 94% occupied. Our advisor is the managing member of Yerington Shopping Center, LLC, which closed the private placement of its equity interests and acquired the shopping center on March 8, 1999.

     The information set forth above should not be considered indicative of results to be expected from our company.

     Potential investors are encouraged to examine the prior performance tables attached as Exhibit A to this prospectus for more detailed information regarding the prior experience of our advisor. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the prior advisor programs. Any such request should be directed to our advisor. Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part (which is not part of this prospectus) gives certain additional information relating to properties acquired by the prior advisor programs. We will furnish, without charge, copies of such table upon request.

                              CONFLICTS OF INTEREST

     Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the dealer manager and their affiliates. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm's-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests. See "Risk Factors--Conflicts of Interest."

     We believe that the compensation paid to our advisor or its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic area. See "Compensation Table." The advisory agreement provides that it may be terminated by a majority vote of our independent directors or our shareholders upon 60 days prior written notice. See "Our Advisor--The Advisory Agreement."

Competition for the Time and Service of Our Advisor and Affiliates

     Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor and its affiliates have informed us that they believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

Process for Resolution of Conflicting Opportunities

     Our advisor has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

     .  we have funds available to make the purchase;
     . our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and
     .  the property meets our acquisition criteria.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

     . the effect of the acquisition on the diversification of our portfolio; . the amount of funds we have available for investment;
     .  cash flow; and
     . the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company. See "Our Advisor--The Advisory Agreement."

     We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

     We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm's-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless either a competent independent appraiser confirms that our purchase price is equal to or less than the property's fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property's current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

     We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

     Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates.
In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company. See "Investment Objectives and Policies--Joint Ventures."

Property Management Services will be Rendered by Our Advisor

     Our advisor will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that it has sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

     Our advisor and its affiliates have received and will continue to receive the compensation as described in "Compensation Table." Certain compensation is payable to our advisor despite the lack of cash available to make distributions to our shareholders. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor's receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares. Our advisor and its affiliates have a fiduciary duty to our company and our shareholders and have represented to us that their actions and decisions will be made in compliance with their fiduciary duty. See also "Risk Factors-- Dilution" regarding issuance of warrants to the dealer manager in this offering.

Non-Arm's-Length Agreements; Conflicts; Competition

     The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

     Hirschler, Fleischer, Weinberg, Cox & Allen, a Professional Corporation acts as legal counsel to our advisor and some of its affiliates and also is expected to represent us with respect to matters of real estate law. Hirschler is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders' ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our
Shares

     NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the Selling Commissions, Marketing Support and Due Diligence Reimbursement Fee and warrants based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent "due diligence" with respect to our company. See "Risk Factors--Dilution" and "Description of Capital Stock--Warrants Issued to Our Dealer Manager in this Offering." Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

                   SUMMARY OF DIVIDEND REINVESTMENT PROGRAM

     We have adopted a dividend reinvestment program under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the dividend reinvestment program, which is attached to this prospectus as Exhibit C.

General

     Shareholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the dividend reinvestment program at any time and will not need to receive a separate prospectus relating solely to the dividend reinvestment program. A person who becomes a shareholder otherwise than by participating in this offering may purchase shares through the dividend reinvestment program only after receipt of a separate prospectus relating solely to the dividend reinvestment program.

     Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the dividend reinvestment program, the purchase price for shares purchased under the dividend reinvestment program will be the greater of $9.05 and the fair market value of a share of our common stock as of the date of reinvestment.

Investment of Dividends

     Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the dividend reinvestment program.

     As of the date of this prospectus, participants will not have the option to make voluntary contributions to the dividend reinvestment program to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the dividend reinvestment program in the future to permit voluntary contributions to the dividend reinvestment program by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

     For each participant in the dividend reinvestment program, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the dividend reinvestment program.

     We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the dividend reinvestment program shall be reflected on our books.

     Shares acquired under the dividend reinvestment program will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

     The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

     Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

     .    the dividends reinvested during the year;
     .    the number of shares purchased during the year;
     .    the per share purchase price for such shares;
     . the total administrative charge retained by us on behalf of each participant; and
     . the total number of shares purchased on behalf of the participant under the dividend reinvestment program.

See "--General" above.

     Tax information with respect to income earned on shares under the dividend reinvestment program for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

     Shareholders who purchase shares in this offering may become participants in the dividend reinvestment program by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the dividend reinvestment program and who has not previously elected to participate in the dividend reinvestment program may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder's desire to participate in the dividend reinvestment program. Participation in the dividend reinvestment program will commence with the next dividend made after receipt of the participant's notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the dividend reinvestment program will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the dividend reinvestment program and to all dividends. Participants will be able to terminate their participation in the dividend reinvestment program at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the dividend reinvestment program for any reason at any time, upon ten days' prior written notice to all participants.

     A participant who chooses to terminate participation in the dividend reinvestment program must terminate his or her entire participation in the dividend reinvestment program and will not be allowed to terminate in part. If the dividend reinvestment program is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the dividend reinvestment program, and if any fractional shares exist, we may either
(a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant's terminating his interest in the dividend reinvestment program or our termination of the dividend reinvestment program. A participant in the dividend reinvestment program who terminates his interest in the dividend reinvestment program will be allowed to participate in the dividend reinvestment program again by notifying us and completing any required forms.

     We reserve the right to prohibit an employee benefit plan from participating in the dividend reinvestment program if such participation would cause the underlying assets of the company to constitute "plan assets" of such plans. See "ERISA Considerations."

Federal Income Tax Considerations

     Shareholders subject to federal income taxation who elect to participate in the dividend reinvestment program will incur tax liability for dividends reinvested under the dividend reinvestment program even though they will receive no related cash. Specifically, shareholders will be treated as if they have received the dividend from our company and then applied such dividend to purchase shares in the dividend reinvestment program. A shareholder who reinvests dividends will be taxed on distributions from our company as ordinary income to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

     We reserve the right to amend any aspect of the dividend reinvestment program without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the dividend reinvestment program for any reason at any time by ten days' prior written notice of termination to all participants. We may terminate a participant's participation in the dividend reinvestment program immediately if in our judgment such participant's participation jeopardizes in any way our status as a REIT.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of the date of this prospectus, we had not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of Selling Commissions and other fees and expenses. See "Estimated Use of Proceeds of This Offering" and "Compensation Table." We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of properties.

     As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors--Lack of Investment
Diversification."

     We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of our properties.

     Until required for the acquisition, development or operation of properties, we will keep the net proceeds of this offering in short-term, liquid investments. We expect the majority of leases for the properties that we will acquire will be net leases that require the tenant to pay operating expenses. Thus, we do not anticipate establishing a permanent reserve for maintenance and repairs of our properties.

The Year 2000 Issue

     Many computer systems in use today were designed and developed using two digits, rather than four, to specify the year. As a result, such systems will recognize the year 2000 as "00." This could cause many computer applications to fail completely or to create erroneous results unless corrective measures are taken. We recognize the need to ensure that our operations will not be adversely impacted by year 2000 related failures. The systems on which we will rely are owned and maintained by our advisor and, to a more limited extent, our dealer manger. Over the past 15 months, our advisor and our dealer manager have jointly engaged in an analysis and remediation of their year 2000 exposure.

     The advisor and the dealer manager have determined that all of their systems are year 2000 compliant. The advisor and dealer manager reached this conclusion as a result of a three-phase year 2000 plan, which they conducted jointly. The first phase was the identification of information technology and other systems that could be affected by the change to the year 2000, the second phase was evaluating and modifying those systems to ensure they are year 2000 compliant, and the third phase is testing the modified systems and contingency planning for worst case scenarios.

     Identification of Systems: In the first phase of the Year 2000 plan, the advisor and the dealer manager identified critical and non-critical systems that could be affected by the change to the year 2000. Among the critical systems were the computer-based investor reporting and accounting and property management software. The identification of systems was completed by June 30, 1998.

     Evaluation and Implementation: In the second phase, the advisor and dealer manager evaluated the systems identified in the first phase and crafted modifications or other remedies that would prevent the systems from being adversely affected by the change to the year 2000. Next, the advisor and dealer manager implemented those modifications. Key steps in phase two included:

     . the purchase and installation in June of 1998 of new hardware or software for the accounting, property management, word processing, e-mail and internet access systems from reputable vendors, many of whom certified the product's year 2000 compliance;

     .    the purchase and installation of new telephone systems; and

     . the completion of the dealer manager's year 2000 review required by the NASD;

In addition, in connection with the financial audit for each fiscal year performed by the advisor's independent certified public accountants, the advisor is reviewed for year 2000 compliance. The second phase was completed by February 28, 1999.

     Testing and Contingency Planning: The testing of critical and non-critical systems at the advisor and dealer manager began in January of 1999 and is still being performed by external consultants and internal information systems personnel. These consultants and internal personnel have performed and are performing various functions, including:

     . the engagement of three external consulting firms to thoroughly review and test the investor reporting systems and the new accounting and property management system;

     . the regular updating and testing for compliance all computer hardware and software with a focus on critical testing of their investor database and accounting systems; and

     . overseeing the certification from the landlord of the office space that the computer systems used in the office building are Year 2000 compliant.

     If any of the advisor's or dealer manager's systems were affected by the change to the year 2000, the reasonable worst case scenario would be a complete failure of the system hardware for their critical systems. However, throughout the contingency planning phases, the advisor and dealer manager have discovered that even complete system failure could remedied or replaced promptly. The advisor and dealer manager routinely "back up" and save in hard copy important databases and system applications. The advisor and dealer manager anticipate that all testing and contingency planning will be completed by September 30, 1999.

     Throughout the course of the three phases of the advisor's and dealer manager's year 2000 plan, they have collectively spent $60,000 and expect to spend $2,000 more between now and September 20, 1999 in connection with year 2000 compliance. Approximately $55,000 of these total costs were incurred in the ordinary course of business for system upgrades and other modifications made for primary reasons other than year 2000 risk.

                            PRINCIPAL SHAREHOLDERS

     As of the date of this prospectus, none of the officers and directors of our company or our advisor have committed to purchasing shares in this offering. However, such individuals are not precluded from purchasing shares in this offering, and may do so at the offering price of $10.00 net of the Selling Commissions and the Marketing Allowance and Due Diligence Reimbursement Fee. We do not contemplate that any such person will own beneficially in excess of 5% of our shares. None of the purchases by the officers and directors of our company and our advisor will count toward the minimum offering (100,000 shares) needed to break escrow.

                         DESCRIPTION OF CAPITAL STOCK

General

     The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

     Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 11,050,000 shares of common stock in connection with this offering. The common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

     Holders of our common stock:

     . are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;

     . have one vote per share and non-cumulative voting rights, which means that holders of more than 50% of the shares voting can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors;

     . are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

     .    do not have preemptive rights.

     Initially, we will serve as our own transfer agent for the common stock. See "--Restrictions on Ownership and Transfer," "Risk Factors--No Market for Our Common Stock" and "Certain Provisions of Virginia Corporate Law and Our Articles of Incorporation and Bylaws--Shareholder Voting."

Preferred Stock

     Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares.

Warrants Issued to the Dealer Manager in this Offering

     We have agreed to issue and sell to the dealer manager one warrant to purchase one share of common stock for every 40 shares sold by the dealer manager in this offering in any state other than Arizona, Minnesota, Nebraska, Ohio or Texas, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed to pay our company $0.0008 for each warrant. The warrants will be issued on a quarterly basis commencing 60 days after the date on which the shares are first sold under this offering. The dealer manager may retain or reallow warrants to the broker-dealers participating in this offering, unless prohibited by either federal or state securities laws.

     The holder of a warrant will be entitled to purchase one share from our company at a price of $12.00 (120% of the public offering price per share) during the time period beginning on the first anniversary of the effective date of this offering and ending on the fifth anniversary of the effective date of this offering. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in the state of residence of the holder of the warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on our behalf. Notwithstanding the foregoing, no warrants will be exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize our status as a REIT under the federal tax laws.

     The terms of the warrants, including the exercise price and the number and type of securities issuable upon exercise of a warrant and the number of such warrants, may be adjusted pro rata in the event of stock dividends, subdivisions, combinations and reclassification of shares or the issuance to shareholder of rights, options or warrants entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if we engage in a merger or consolidation transactions or if all or substantially all of our assets are sold. warrants are not transferable or assignable for one year and thereafter may be assigned or transferred in compliance with federal and state securities laws, except by the dealer manager, the broker-dealers participating in this offering, their successors in interest, or to individuals who are both officers and directors of such a person or licensed representatives of the dealer manager or a participating broker-dealer. Exercise of these warrants will be under the terms and conditions detailed in this prospectus, in the dealer manager agreement and in the warrant.

     Holders of warrants do not have the rights of shareholders and may not vote on company matters and are not entitled to receive distributions.

Issuance of Additional Securities and Debt Instruments

     Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

     In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include private foundations, some employee benefit plans and trusts, and some charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. The requirements concerning the ownership of our outstanding capital stock are more fully described under the heading "Federal Income Tax Consequences of Our Status as a REIT--Requirements for Qualification."

     Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

     .    the number of outstanding shares of our common stock; or

     . the number of outstanding shares of our preferred stock of any class or series of preferred stock.

     Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

     . result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

     . result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

     . result in our company being "closely held" under the federal income tax laws;

     . cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

     . before our common stock qualifies as a class of "publicly-offered securities," result in 25% or more of our common stock being owned by ERISA investors (see "ERISA Considerations");

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

     Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

     Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

     . the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price (as defined below) per share on the date of such transfer; or

     . the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

     The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

     . the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

     . the market price per share on the date that our company, or our designee, accepts such offer.

     We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

     "Market price" on any date means the average of the closing prices for the five consecutive trading days ending on such date. The "closing price" refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

     If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

     If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

     The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

     . our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and

     . there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

     All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

     The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder. See "Risk Factors--Potential Adverse Consequences of Limits on Ownership and Transfer of Our Shares."


                 CERTAIN PROVISIONS OF VIRGINIA CORPORATE LAW
               AND OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, and is qualified in its entirety by reference to Virginia law and to such documents, copies of which may be obtained from our company.

Certain Provisions of Our Articles of Incorporation and Bylaws

     Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws. Certain provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders' Meetings

     An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within ten days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

     Our articles of incorporation and bylaws provide that the number of directors of our company may not be fewer than five nor more than nine, a majority of which shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors (within the limits described above) may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

Staggered Terms for Directors

     Our articles of incorporation require that our board of directors be divided into three classes of directors. At each annual meeting of shareholders, the class of directors to be elected at such meeting will be elected for a three-year term, and the directors in the other two classes will continue in office. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the successors of the class of directors whose term expires at the meeting. In effect, the classified board of directors may make more difficult or delay a change in control of our company or the removal of incumbent management. See "Management of Our Company--The Directors and Executive Officers."

Limitation of Liability and Indemnification

     Our articles of incorporation provide that in any proceeding brought by or in the right of our company or brought by or on behalf of our shareholders, we shall, to the fullest extent permitted by law, indemnify any of our directors and officers for any liability or loss suffered by such party seeking indemnification and shall hold harmless any of our directors and officers loss or liability suffered by our company, provided, that:

     . the party seeking indemnification was acting on behalf of or performing services on the part of our company;

     . the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;

     . such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and

     .    such liability or loss was not the result of:

               . negligence or misconduct by our officers or directors, excluding the independent directors; or

               . gross negligence or willful misconduct by the independent directors.

     Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors or officers who is or was serving at our request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

     Our company shall not indemnify any of our directors or officers for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

     . there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

     . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

     . a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

     Our board of directors is further empowered by a majority vote of a quorum of disinterested directors, to contract to indemnify any director or officer in respect of any such proceeding arising out of any act or omission, whether occurring before or after the execution of such contract.

     We may pay for or reimburse amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

     . the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

     . the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement;


     . the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

     . the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above, which undertaking shall be an unlimited obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

     Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

     Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

     We may purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with our articles of incorporation.

     The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.

     To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

     There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the "business judgment rule." Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Shareholder Voting

     Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

     All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting or without a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting. All other questions shall be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the shareholders must consent in writing.

     Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

     . amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

     . sell all or substantially all of our assets other than in the ordinary course of our business;

     .    cause a merger or reorganization of our company;


     .    dissolve or liquidate our company; or

     . take any action to disqualify our company as a REIT or otherwise revoke our elective to be taxed as a REIT.

     Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

     .    amend our articles of incorporation;

     .    remove any or all of our directors; or

     .    dissolve or liquidate our company.

     With respect to shares owned by our directors, our advisor or any of their affiliates, neither our directors, our advisor or any of their affiliates may vote or consent on matters submitted to our shareholders regarding the removal of our directors, our advisor or any of their affiliates or any transaction between our company and any one of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our directors, our advisor or any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

     Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote, which must be received by the director before such meeting, be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote, which must be received by the director before the date the votes of our shareholders are to be counted, be cast.

Inspection of Books and Records

     Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation, and will make them available for inspection, examination, and for a reasonable charge, duplication upon reasonable notice and during normal business hours by a shareholder or his or her agent.

     As a part of our books and records, we will maintain at our principal office an alphabetical list of names of shareholders, along with their addresses and telephone numbers and the number of shares held by each shareholder. We will update, or cause to be updated, quarterly the shareholder list and will make it available for inspection at our home office by a shareholder requesting the list within 10 days of a request. We may require the shareholder requesting the shareholder list to represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder's interest in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

Restrictions on Roll-Up Transactions

     In connection with a proposed "roll-up transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to the shareholders in connection with a proposed roll-up transaction.

     In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

     . accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

     .    one of the following:

          . remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

      . receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     Our company is prohibited from participating in any proposed roll-up transaction:

     . which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

     . which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

     . in which our shareholder's rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in "Inspection of Books and Records," above; or

     . in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.

Anti-takeover Provisions of the Virginia Stock Corporation Act

     The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

     Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

     Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company, impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

     We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

     We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. In particular, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that the transaction is fair and reasonable to our company and is on terms and conditions no less favorable than from unaffiliated third parties, our company may not:

     . borrow money from or sell property to our advisor, any officer, director or affiliates of our advisor or our company; and

     . enter into any other transaction with our advisor, any officer, director or affiliates of our advisor or our company.

     Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors' or officers' interest in the transaction if:

     . the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

     . the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or

     .    the transaction is established to be fair to our company.

                       SHARES AVAILABLE FOR FUTURE SALE

     All of the shares of common stock offered and sold by this prospectus will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 700,000 shares in connection with our dividend reinvestment program and up to 250,000 shares in connection with the exercise of the warrants issued to our dealer manager in this offering. In addition, we may issue up to 800,000 shares upon exercise of the options granted under two stock option plans.

                       AGREEMENT OF LIMITED PARTNERSHIP

     The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

     Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners' redemption rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

     It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. With certain limited exceptions as described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

     We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the initial interests in our operating partnership, other than our advisor's incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership. Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

     Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash at our discretion or if the issuance of common stock to the redeeming limited partner would:

     . result in any person owning, directly or indirectly, stock in excess of the ownership limit;

     . result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

     . result in our company being "closely held" under the federal income tax laws;

     . cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

     . cause the acquisition of common stock by such redeeming limited partner to be "integrated" with any other distribution of common stock for purposes of complying with the Securities Act.

     A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

     The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.

Incentive Units

     Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership's operating cash flow after our company has received the sum of:

     .    an 8% cumulative, non-compounded return on our Invested Capital; and

     . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties.

     Invested Capital will equal the product of:

     . the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, the director stock options, or the warrants issued to the dealer manager in this offering and (2) the number of partnership units issued by our operating partnership to limited partners (other than our advisor); and

     . a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

     When a property is sold, Invested Capital will be reduced by the lesser of:

     .    the net sale proceeds available for distribution; or

     . the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

     If there is a shortfall in our 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

     The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received the sum of:

     . our Invested Capital that initially was allocated to the property sold;

     . any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

     .    any remaining shortfall in our 8% return.

     If we have not received a return of our Invested Capital or if there is a shortfall in our 8% return after the sale of the operating partnership's last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us to receive a full return of our Invested Capital and a full distribution of our 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

     We will have the option to acquire our advisor's incentive units if our common stock is listed on a stock exchange. The purchase price will be payable in common stock or limited partnership interests in our operating partnership, at the election of our advisor, except that our advisor will not be allowed to elect to receive common stock to the extent that doing so would cause us to fail to qualify as a REIT. See "Description of Capital Stock--Restrictions on Ownership and Transfer." The purchase price for the incentive units will equal the amount of the incentive distribution that our advisor would receive if our operating partnership sold all of its properties for their fair market value.

Operations

     The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of the federal income tax laws.

     In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

     .    all expenses relating to our formation and continuity of existence;

     .    all expenses relating to our public offering;

     . all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

     . all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

     . all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

     The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership, on a quarterly or, at the election of our company, more frequent basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership's properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership's properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

     Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

     Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership's last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

     Operating income of our operating partnership will be allocated as follows:



     (1) First, to our company to the extent of operating losses and losses from property sales previously allocated to us under specific provisions of the partnership agreement;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor under specific provisions of the partnership agreement;

     (3) Third, to our company to the extent of operating losses previously allocated to us;

     (4) Fourth, to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital under specific provisions of the partnership agreement;

     (5) Fifth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

     (6) Thereafter, any remaining operating income will be allocated to our company.

     Operating losses of our operating partnership will be allocated as follows:



     (1) First, to our company to the extent of operating income previously allocated to us under specific provisions of the partnership agreement;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor under specific provisions of the partnership agreement; and

     (3) Thereafter, any remaining operating losses will be allocated to our company.


     All depreciation and amortization deductions of our operating partnership will be allocated to our company.

     Gains from the sale of property (other than the sale, exchange or other disposition of all or substantially all of the assets of the operating partnership) will be allocated as follows:

     (1) First, to our company to the extent of operating losses and losses from property sales previously allocated to us;

     (2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor;

     (3) Third, to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership's investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership's investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

     (4)  Thereafter, any remaining gain will be allocated to our company.

     Losses from the sale of property (other than the sale, exchange or other disposition of all or substantially all of the assets of the operating partnership) will be allocated as follows:

     (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor; and

     (2)  Thereafter, any remaining loss will be allocated to our company.

     Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

     (2)  Thereafter, any remaining gain will be allocated to our company.

     Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

     (1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor; and

     (2)  Thereafter, any remaining loss will be allocated to our company.

     Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

     All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

     Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

     Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

     This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in "--Taxation of Tax-Exempt Shareholders" below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in "--Taxation of Non-U.S. Shareholders" below, among others.

     The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

           Taxation of Our Company

     We currently have in effect an election to be taxed as an S corporation for federal income tax purposes. Effective on the day prior to the closing of the offering, we plan to revoke our election to be taxed as an S corporation. We plan to elect to be taxed as a REIT under the federal income tax laws commencing with our short taxable year beginning on the day before the closing of the offering and ending on December 31, 1999. We believe that, commencing with such short taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

     Hunton & Williams, our counsel, has given us an opinion that we will qualify as a REIT under the federal income tax laws beginning with our short taxable year beginning on the day before the closing of this offering and ending on December 31, 1999, and that our organization and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that Hunton & Williams' opinion is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams' opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hunton & Williams' opinion.

     Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Hunton & Williams will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hunton & Williams can assure you that we will satisfy those tests. For a discussion of the tax treatment of our company and our shareholders if we fail to qualify as a REIT, see "--Failure to Qualify."

     If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

     . we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

     . we may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to our shareholders;

     . we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

     . we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

     . if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "--Requirements for Qualification--Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

     . if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

     . we may elect to retain and pay income tax on our net long-term capital gain; and

     . if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation's basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

     A REIT is a corporation, trust, or association that meets the following requirements:

     (1)  it is managed by one or more trustees or directors;

     (2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

     (3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

     (4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

     (5) at least 100 persons are beneficial owners of its shares or ownership certificates;

     (6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

     (7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

     (8) it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

     (9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our taxable year ending December 31, 2000.

     If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

     We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in "Description of Capital Stock--Restrictions on Ownership and Transfer."

     A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

     In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

     We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

     .  "rents from real property;"

     . interest on debt secured by mortgages on real property or on interests in real property; and

     . dividends or other distributions on and gain from the sale of shares in other REITs.

     Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

     Rent that we receive from our tenants will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     . The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

     . Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

     . If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as "rents from real property."

     . We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, we may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property.

     We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimis rule described above, "non-customary" services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

     If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as "rents from real property." In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as "rents from real property" because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimis exception described above, none of the rent we receive from the related property would qualify as "rents from real property." In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

     To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as "rents from real property." However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as "rents from real property," but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

     For purposes of the 75% and 95% gross income tests, the term "interest" generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a certain date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Hedging Transactions

     From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, or options to purchase such items, futures and forward contracts, and options. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry assets that are qualifying real estate-related assets under the federal income tax laws, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Income Tests

     If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

     . our failure to meet such tests is due to reasonable cause and not due to willful neglect;

     .  we attach a schedule of the sources of our income to our tax return; and

     . any incorrect information on the schedule was not due to fraud with intent to evade tax.

     We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "--Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

     A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

Asset Tests

     To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

     .  cash or cash items, including certain receivables;

     .  government securities;

     .  interests in mortgages on real property;

     .  stock of other REITs;

     . investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

     . interest in real property, including leaseholds and options to acquire real property and leaseholds.

     The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer's outstanding voting securities.

     For purposes of both components of the second asset test, "securities" does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

     A recent legislative proposal would allow us to own up to 100% of the stock of taxable REIT subsidiaries ("TRSs"), which could perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants, without disqualifying the rent we receive from our tenants. The proposal would prevent us from owning more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Current law only prevents us from owning more than 10% of the voting stock of a taxable subsidiary. Overall, no more than 25% of our assets could consist of securities of TRSs and other taxable subsidiaries. The proposal would apply for taxable years beginning after December 31, 2000.

     We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

     If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

     To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

     . the sum of (1) 95% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and
        (2) 95% of our after-tax net income, if any, from foreclosure property; minus

     .  the sum of specified items of non-cash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

     We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

     .  85% of our REIT ordinary income for such year;

     .  95% of our REIT capital gain income for such year; and

     .  any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

     From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

     Under some circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

     We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

     If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

     As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of our common stock that for U.S. federal income tax purposes is:

     .  a citizen or resident of the United States;

     . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

     . an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     . any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

     We may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

     If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of the a U.S. shareholder's common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

     In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

     A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

     We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

     . is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

     . provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 2000.
See "--Taxation of Non-U.S. shareholders."

Taxation of Tax-Exempt Shareholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that they receive from us would constitute unrelated business taxable income under the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

     . the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

     . we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

     . either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

     A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

     . a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

     . the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

     The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 2000.

     A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

     We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

     For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws. The term "U.S. real property interests" includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax.

A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

     A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

     . the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

     . the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Other Tax Consequences

     We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

                             ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

     In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

     . will be in accordance with the documents and instruments covering the investments by such plan;

     . will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

     . will result in unrelated business taxable income to the plan (see "Federal Income Tax Consequences of Our Status as a REIT--Taxation of Tax-Exempt Shareholders");

     .  will provide sufficient liquidity; and

     .  is prudent under the general ERISA standards.


     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are "parties in interest" within the meaning of ERISA and, "disqualified persons" within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.


     The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless an exception from the plan asset regulations applies.

     The regulations define a publicly-offered security as a security that is:

     .  "widely-held;"

     .  "freely-transferable;" and

     . either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

     The regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be "widely held," our common stock will not be widely held until we sell shares to 100 or more independent investors.

     The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

     . any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

     . any requirement that advance notice of a transfer or assignment be given to the issuer;

     . any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

     . any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

     We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be "freely transferable." We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.


     One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors (the "insignificant participation exception"). Because our common stock will not be "widely held" until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of "publicly-offered securities" or we qualify for another exception to the regulations, other than the insignificant participation exception, our articles of incorporation will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be "plan assets" of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

     If the underlying assets of our company were treated by the Department of Labor as "plan assets," the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as "plan assets," an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner's taxable year in which the prohibited transaction occurred.

                             PLAN OF DISTRIBUTION

     The total of 11,050,000 shares registered in this offering includes:

     .  a maximum of 10,000,000 shares offered to residents of our sales states;

     . up to 700,000 shares offered to our shareholders under our dividend reinvestment program;

     . up to 250,000 shares issuable upon exercise of the warrants issued to our dealer manager in this offering; and

     .  up to 800,000 shares issuable under two stock option plans.


     The 10,000,000 shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. See "Conflicts of Interest" and "Compensation Table." NNN Capital Corp. recently changed its name from Cunningham Capital Corp. and has also operated under the name TMP Capital Corp. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.


     Our board of directors and the dealer manager have determined the offering price of the shares based on their analysis of other similar offerings. Because we do not own any assets as of the commencement of this offering and have no historical earnings, the offering price is not related to the company's historical book value or earnings.


     Except as provided below, the dealer manager will receive commissions of 8% of the gross offering proceeds. In addition, we may reimburse the expenses incurred by the dealer manager and nonaffiliated dealers for actual marketing support and due diligence purposes in the maximum amount of 1.5% of the gross offering proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. The dealer manager will also receive one warrant for each 40 shares sold during this offering in states other than Arizona, Minnesota, Nebraska, Ohio and Texas. The dealer manager may reallow these warrants to broker-dealers participating in this offering, subject to federal and state securities laws. Each warrant will entitle the holder to purchase one share from our company at a price of $12.00 during the period commencing on the first anniversary of the effective date of this offering and ending five years after the effective date of this offering. The shares issuable upon exercise of the warrants are being registered as part of this offering. For the life of these warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the common stock without assuming the risk of ownership, with a resulting dilution in your interest and the interests of other shareholders. Moreover, the holders of these warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the warrants. See "Description of Capital Stock--Warrants Issued to Our Dealer Manager in this Offering."


     The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 8% of the gross offering proceeds and part or all of its warrants to such participating broker-dealers.


     We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

     Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the Selling Commission and Marketing Support and Due Diligence Reimbursement Fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any Selling Commissions in connection with any shares purchased by our advisor.


     Payment for shares should be made by check payable to "American International Bank, as Escrow Agent for T REIT, Inc." Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment program, all accepted subscriptions will be for whole shares and for not less than 100 shares ($1,000), except in Minnesota, which requires a minimum investment of 250 shares, or $2,500. See "Investor Suitability Standards."


     Subscription proceeds will be placed in interest-bearing accounts with the escrow agent by noon of the business day after the proceeds are received by us until subscriptions for at least the minimum offering of 100,000 shares aggregating at least $1,000,000 have been received and accepted by us. Neither the shares purchased by our officers, employees or directors under the option plans nor the shares purchased by our advisor or its affiliates will be counted in calculating the minimum offering. Subscription proceeds held in the escrow accounts will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

     If subscriptions for at least 100,000 shares have not been received and accepted by ___________, 2000, the escrow agent will promptly so notify us and this offering will be terminated. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber's funds, the escrow agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.

     Initial subscribers may be admitted as shareholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering. Certain states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this prospectus.

     After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable shareholder is admitted to our company.

     The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for $9.05 (i.e., net of the Selling Commission and Marketing Support and Due Diligence Reimbursement
Fees) in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

     In connection with sales of 25,000 or more shares ($250,000) to a "purchaser" (as defined below), investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:

                                     Selling Commissions                             Net Proceeds
          Dollar Volume              -------------------         Purchase Price       to Company
       of shares Purchased           Percent   Per Share           Per Share           Per Share
       -------------------           -------   ---------           ---------           ---------
     $250,000-$499,999                5.5%      $0.55               $9.75                $9.05
     $500,000-$999,999                4.0%      $0.40               $9.60                $9.05
     $1,000,000-$1,999,999            2.5%      $0.25               $9.45                $9.05
     $2,000,000-$5,000,000            1.0%      $0.10               $9.15                $9.05
     Over $5,000,000                  0.5%      $0.05               $9.10                $9.05


     For example, if an investor purchases 100,000 shares in our company, he would pay $945,000 rather than $1,000,000 for the shares, in which event the commission on the sale of such shares would be $25,000 ($0.25 per share), and we would receive net proceeds of $905,000 ($9.05 per Share). Our net proceeds will not be affected by volume discounts. The net proceeds to the company above do not reflect a $0.15 per share marketing and due diligence fees payable by us to the dealer manager.

     Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes:

     . an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

     . a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     . an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

     .  all commingled trust funds maintained by a given bank.

     Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

     . there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

     . all purchasers of the shares must be informed of the availability of quantity discounts;

     . the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

     . the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     . the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     .  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

     Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

                                    EXPERTS

     The balance sheet of T REIT, Inc. as of January 31, 1999 included in this prospectus and elsewhere in this registration statement, has been audited by Haskell & White LLP, independent auditors, as stated in their report appearing in this prospectus and elsewhere in this registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            REPORTS TO SHAREHOLDERS

     We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants.

                                 LEGAL MATTERS

     The validity of the shares offered by this prospectus will be passed upon by Hunton & Williams, Richmond, Virginia. Hirschler, Fleischer, Weinberg, Cox & Allen will advise us with respect to real estate law and other matters.

                               LEGAL PROCEEDINGS

     None of our company, our operating partnership or our advisor is currently involved in any material litigation nor, to their knowledge, is any material litigation threatened against any of them.

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

     The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

                                   GLOSSARY


     Some of the definitions used in the prospectus are set forth below:


     "Administrative services" means only ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of the dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required for our company.




     "Affiliate" means: (1) any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person; (2) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person; (3) any person directly or indirectly controlling, controlled by or under common control with such other person; (4) any executive officer, director, trustee or general partner of such other person; and (5) any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

     "Anchor tenant" means tenants generally occupying approximately 30% or more of the gross leasable area of a neighborhood retail center, or the tenant of any single-user property.

     "Asset Management Fee" means an amount equal to 1.5% of the Average Invested Assets payable by the company to our advisor out of net profits.

     "Average Invested Assets" means for any period, the aggregate book value of the assets of our company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "Closing price" means the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading, or if our stock is not so listed or quoted, a price determined by our board of directors in good faith.




     "Competitive Real Estate Commission" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.


     "Dealer manager" means NNN Capital Corp.

     "Exchange Act" means the Securities Exchange Act of 1934.





     "Incentive distribution" means our operating partnership distribution to which our advisor is entitled in connection with its incentive units equal to 15% of the profits upon a sale of a property in excess of an 8% return to our operating partnership on its investment in such property.

     "Incentive units" means the 100 units of incentive limited partnership interest in our operating partnership to be issued to our advisor.




     "Invested capital" means the original issue price of the shares offered by this prospectus reduced by prior distributions from the sale or financing of company real estate.





     "Marketing Support and Due Diligence Reimbursement Fee" means an amount equal to 1.5% of the Gross Offering Proceeds paid to the dealer manager, a portion of which may be reallowed to broker-dealers participating in this offering, to pay expenses associated with nonaccountable marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts and to reimburse the dealer manager or broker-dealers participating in this offering for nonaccountable due diligence expenses.

     "Minimum offering" means 100,000 shares ($1,000,000).

     "Maximum offering" means 10,000,000 shares ($100,000,000).




     "Neighborhood retail center" means any property leased primarily to one or more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood, typically with gross leasable area ranging from approximately 5,000 to 150,000 square feet.

     "Non-U.S. shareholder" means non-resident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders for U.S. federal income tax purposes.

     "Operating partnership" means T REIT L.P., a Virginia limited partnership, for which our company serves as sole general partner and which will acquire and own properties.




     "Other Organization and Offering Expenses" means those expenses incurred by and to be paid from the assets of our company in connection with the organization of our company and our operating partnership, and subsequently offering and distributing shares in this offering, including, but not limited to, expenses for printing, engraving, mailing, depositories, experts, expenses of qualifying for exemptions from registration of the shares under federal and state laws, including fees, and accountants' and attorneys' fees, which we estimate to be approximately 2.5% of the gross proceeds of this offering.

     "Ownership limit" means 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series.

     "Participant" means any shareholder who elects to automatically reinvest distributions in our company by permitting the purchase of additional shares under our dividend reinvestment program.


     "Property Disposition Fee" means a real estate disposition fee, payable under certain conditions by our company to our advisor out of net profits upon the sale of our property in an amount equal to the lesser of 3% of the contracted for sales price of the property or 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.


     "Property Management Fee" means any fee paid by our company to an affiliate or third party as compensation for management of our properties. The Property Management Fee shall be equal to 5.0% of the aggregate gross revenues from the properties.

     "Qualified plan" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust or bank commingled trust fund for such a plan.

     "Reimbursable expenses" means those certain expenses of our advisor and its affiliates which will be reimbursed by our company.


     "Related party tenant" means a tenant from whom our company receives rent whose outstanding ownership interests are 10% or more owned by our company or a direct or indirect owner of 10% or more of our outstanding capital stock.

     "REIT" means a real estate investment trust as defined under the federal income tax laws.




     "Securities Act" means the Securities Act of 1933.

     "Selling Commissions" means an amount equal to 8% of the Gross Offering Proceeds payable to the dealer manager, which may be retained, or reallowed to broker-dealers participating in this offering, for each share sold.




     "Subscription Agreement" means the Subscription Agreement and Subscription Agreement Signature Page which are attached as Exhibit B to this prospectus.




     "U.S. shareholder" means a holder of our common stock that for U.S. federal income tax purposes is:

     .  a citizen or resident of the United States;

     . a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

     . an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     . any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     "Units" means units of limited partnership interest in our operating partnership.

     "Virginia Stock Corporation Act" means the Virginia Stock Corporation Act, Sections 13.1-601 to - 781 of the Code of Virginia (1950), as amended.

                                  T REIT, INC.
                       (A Development Stage Enterprise)




                               Table of Contents

                                         Page
                                         ----

Report of Independent Auditors           F-2

Financial Statements

  Balance Sheet as of June 30, 1999      F-3

  Notes to Balance Sheet                 F-4

                        REPORT OF INDEPENDENT AUDITORS



To the Stockholder
T REIT, Inc.
(A Development Stage Enterprise)


We have audited the accompanying balance sheet of T REIT, Inc. (A Development Stage Enterprise) (the "Company") as of June 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of June 30, 1999, in conformity with generally accepted accounting principles.



                                             /s/ HASKELL & WHITE LLP


Newport Beach, California
July 1, 1999

                                  T REIT, INC.
                       (A Development Stage Enterprise)

                                 Balance Sheet

                              As of June 30, 1999


                                    ASSETS



  Cash                                                           $100
                                                                 ----

          Total assets                                           $100
                                                                 ====



                             STOCKHOLDER'S EQUITY

  Common stock, $.01 par value, 1,000 authorized,
    10 shares issued and outstanding (Note 2)                    $100
                                                                 ----

          Total stockholder's equity                             $100
                                                                 ====

                    See Accompanying Notes to Balance Sheet

                                  T REIT, INC.
                       (A Development Stage Enterprise)

                             Notes to Balance Sheet

                              As of June 30, 1999

1. Business and Organizational Structure


   T REIT, Inc. (a Development Stage Enterprise) (the "Company") was incorporated in December 1998 under the laws of the Commonwealth of Virginia. When the Company has met the qualification requirements, it intends to elect to be treated as a real estate investment trust for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial, retail and service properties, including single user retail and office properties rented to tenants under net leases. As of June 30, 1999, the Company does not own any properties.

   The Company intends to operate in an umbrella partnership REIT structure, in which its subsidiary operating partnership will own substantially all of the properties that the Company acquires. The Company will be the sole general partner of our operating partnership, T REIT L.P., a Virginia limited partnership.


   The activities to date have focused primarily on raising capital and establishing a corporate infrastructure to support planned operations. Accordingly, the Company is considered to be a development stage enterprise as of June 30, 1999.

2. Subsequent Events

   The Company is planning to commence an initial public offering in which it intends to sell a minimum of 100,000 shares of its common stock and a maximum of 10,000,000 shares of its common stock for $10 per share. The Company also intends to amend its articles of incorporation to increase the number of authorized shares of common stock from 1,000 to 50,000,000.

   Concurrent with the commencement of the initial public offering, the Company intends to grant 25,000 options to purchase its common stock to directors at $9.05 per share.

                   See Acommpanying Notes to Balance Sheet.

                                   EXHIBIT A

                           PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (the "Tables") provide information relating to all prior real estate investment programs sponsored by our advisor ("Prior Programs").

     As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this prospectus.

     AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor's performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I -   Experience in Raising and Investing Funds (As a Percentage of
Investment)

     Table II  - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Prior Programs

     Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our Company has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

                                    TABLE I

           EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)(1)

                                                                                        Truckee        Yerington
                                                       Telluride                      River Office      Shopping
                                                     Barstow, LLC     WREIT, INC.      Tower, LLC      Center, LLC

Dollar Amount Offered                                   $1,620,000     $50,000,000       $5,550,000      $1,625,000
Dollar Amount Raised                                     1,620,000       5,236,375        5,525,000       1,599,063
Percentage Amount Raised                                    100.0%           10.5%            99.5%           98.4%
Less Offering Expenses:
   Selling Commissions & Discounts to Affiliates             10.0%            8.0%            10.0%           10.0%
   Organization & Offering Expenses (1)                       2.5%            4.5%             3.0%            4.9%
   Due Diligence Allowance (2)                                1.5%            1.5%             0.5%            0.5%
Reserves                                                      3.6%            1.5%             3.7%            7.8%
                                                   --------------     -----------       ----------      ----------
   Percent Available for Investment                          82.5%           84.5%            82.8%           76.8%
Acquisition Cost:
   Cash Down Payment                                         75.6%           82.0%            74.1%           70.1%
   Loan Fees                                                  5.3%            2.5%             5.1%            2.0%
   Acquisition Fees Paid to Affiliates                        1.5%            0.0%             4.0%            4.6%
                                                   --------------     -----------       ----------      ----------
Total Acquisition Cost                                       82.5%           84.5%            83.2%           76.7%
                                                   ==============     ===========       ==========      ==========

Percent Leveraged                                              71%             75%              75%             75%

Date Offering Began                                      1-Jun-98        1-Jul-98        21-Aug-98       12-Dec-98
Date Offering Ended                                     16-Dec-98       183 (Open)       183 (Open)           Open

Length of Offering (days)                                     198            Open             Open            Open

Days to Invest 90% of Amount Available for
Investment (Measured from Beginning of Offering)               46             N/A              102              83


Number of Investors                                            14             127               67               9

Notes:
------
(1) Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)  Nonaccountable due diligence reimbursement to Sponsor.

                                   TABLE II

                      COMPENSATION TO SPONSOR (UNAUDITED)

                                                                                    Truckee        Yerington
                                                    Telluride                     River Office      Shopping
                                                   Barstow, LLC    WREIT, INC.     Tower, LLC     Center, LLC
                                                   ------------    -----------    ------------    -----------
Date Offering Commenced                                1-Jun-98       1-Jul-98       21-Aug-98
Dollar Amount Raised                                 $1,620,000     $5,236,375      $5,525,000     $1,599,063
                                                    ===========    ===========     ===========     ==========

Amounts Paid to Sponsor from Proceeds of
 Offering:
   Selling Commissions to Selling Group Members      $  162,000     $  418,910      $  529,948     $  159,906
   Organization & Marketing Expenses                     64,000        235,637         166,500         78,354
   Due Diligence Allowance                                   --         78,546          30,000          7,995
   Acquisition Fees                                      25,000             --         220,000         75,000
                                                    -----------    -----------     -----------    -----------

   Totals                                            $  251,000     $  733,093      $  946,448     $  321,256
                                                    ===========    ===========     ===========    ===========

Dollar Amount of Cash Generated from
   Operations Before Deducting Payments
   to Sponsor                                        $  135,858        342,001         316,768           (156)
                                                    ===========    ===========     ===========    ===========

Amounts Paid to Sponsor from Operations:
   Property Management Fees                          $   36,371     $   64,061      $   89,752             --
   Asset Management Fees                                 22,609         26,932           6,781             --
   Leasing Commissions                                       --          9,381              --
   Reimbursement of Sponsor's Expenses                    1,043         78,608           2,531             --
   Other                                             $   21,835          2,925              --             --
                                                    -----------    -----------     -----------    -----------

   Totals                                            $   81,858     $  181,907      $   99,064             --
                                                    ===========    ===========     ===========    ===========

Dollar Amount of Property Sales & Refinancing
Payments to Sponsor
   Cash                                                      --             --              --             --
   Notes                                                     --             --              --             --

Amount Paid to Sponsor from:
   Property Sales and Refinancing                            --             --              --             --
   Real Estate Commissions                                   --             --              --             --
   Incentive Fees                                            --             --              --             --
   Other                                                     --             --              --             --

                                   TABLE III
             1998 OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
                            (as of March 31, 1999)

                                                                                  Truckee
                                                                                   River           Yerington
                                         Telluride                                 Office           Shopping            Total
                                          Barstow,              WREIT,             Tower,            Center,             All
                                            LLC                  INC.               LLC                LLC             Programs
                                        -----------            --------        -------------      --------------      ----------
Gross Revenues                             $497,240             $594,158          $195,692           $30,432          $1,287,090
Profit on Sale of Properties                     --                   --                --                --                  --
Less: Operating Expenses                    209,494              258,680            42,840             2,218             511,014
   Interest Expense                         177,908              208,078            88,346            17,461             474,332
   Depreciation                              47,183               77,537            15,417             3,360             140,137
                                          ---------            ---------         ---------          --------         -----------
Net Income - GAAP Basis                    $ 62,655             $ 49,863          $ 49,089           $ 7,122          $  161,607
                                          =========            =========         =========          ========         ===========

Taxable Income From:
   Operations                                62,655               49,863            49,089             7,122             161,607
   Gain on Sale                                  --                   --                --                --                  --
Cash Generated From:
   Operations                               109,838              127,400            64,506             7,122             301,744
   Sales                                         --                   --                --                --                  --
   Refinancing                                   --                   --                --                --                  --

                                          ---------            ---------         ---------          ---------        -----------
Cash Generated From Operations, Sales &
    Refinancing                            $109,838             $127,400          $ 64,506           $ 7,122          $  301,744
                                          =========            =========         =========          ========         ===========
Less Cash Distributions to Investors From:
    Operating Cash Flow                      77,052               48,028                --                --             125,080
   Sales & Refinancing                           --                   --                --                --                  --
   Other                                         --                   --                --                --                  --
                                          ---------            ----------        ---------          --------         -----------
Cash Generated (Deficiency) after Cash
   Distributions                             32,786               79,372            64,506             7,122             176,664
Less Special Items (not including Sales &
   Refinancing)                                  --                   --                --                --                  --
                                          ---------            ---------         ---------          --------         -----------
Cash Generated (Deficiency) after Cash
   Distributions and Special Items         $ 32,786               79,372          $ 64,506           $ 7,122          $  176,664
                                          =========            =========         =========          ========         ===========

Tax and Distribution Data Per $1,000
 Invested
Federal Income Tax Results:
   Ordinary Income (Loss)
   -- from operations                      $  38.68             $  14.73          $   8.84           $  4.45          $    62.25
   -- from recapture                             --                   --                --                --                  --
   Capital Gain (Loss)                           --                   --                --                --                  --

Cash Distributions to Investors
   Sources (on GAAP basis)
   -- Investment Income                     $  47.56             $  14.18          $     --             $    --         $  61.75
   -- Return of Capital                           --                   --                --                  --               --
   Sources (on Cash basis)
   -- Sales                                       --                   --                --                  --               --
   -- Refinancing                                 --                   --                --                  --               --
   -- Operations                            $  47.56             $  14.18          $     --             $    --         $  61.75
   -- Other                                       --                   --                --                  --               --
Amount remaining invested in program
   properties as of 12-31-98                     100%                 100%              100%                100%             100%

Notes:
------
(1) Operating results are shown for 1998 only because all programs started in 1998.

                                   EXHIBIT B

                            SUBSCRIPTION AGREEMENT

To:  T REIT, Inc.
     1551 N. Tustin Avenue, Suite 650
     Santa Ana, California  92705

Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock ("Shares") in T REIT, Inc., a Virginia corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "American International Bank, as Escrow Agent for T REIT, Inc."


     Payments for Shares will be held in an interest-bearing escrow account until the Company has received and accepted subscriptions for an aggregate of 100,000 Shares ($1,000,000), at which time American International Bank will release the proceeds to the Company. If the Company does not sell 100,000 Shares before _______________, 2000, the offering will be terminated and the Company will refund all the monies in escrow (plus interest and without deducting for escrow expenses) proportionately to investors.

     I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated ______________, 1999 (the "Prospectus").

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, subscriptions are irrevocable, and no investor will have the right to cancel or rescind his subscription, except as required under the law of any jurisdiction in which Shares are sold.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Shares.

                SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for T REIT, Inc. under the date of
_________________.

                      STANDARD REGISTRATION REQUIREMENTS

     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1)  INDIVIDUAL:  One signature required.

(2)  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

(3)  TENANTS IN COMMON:  All parties must sign.

(4)  COMMUNITY PROPERTY:  Only one investor signature required.

(5)  PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

(6) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(7) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(9) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(10) KEOGH (HR 10):  Same rules as those applicable to IRAs.

(11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
     (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                    TO T REIT, INC. SUBSCRIPTION AGREEMENT


INVESTMENT INSTRUCTIONS           Please follow these instructions carefully.  Failure to do so may result in the rejection of your subscription.  All information on the Subscription Agreement
                                  Signature Page should be completed as follows:

1.  INVESTMENT                    A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment.  A CHECK FOR THE FULL
                                  PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER
                                  OF "AMERICAN INTERNATIONAL BANK, AS ESCROW AGENT FOR T REIT, INC."  Shares may
                                  be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS."  Please indicate the state in which the sale was made.

  2.  TYPE OF                     Please check the appropriate box to indicate the type of entity or type of
      OWNERSHIP                   individuals subscribing.

  3.  REGISTRATION                Please enter the exact name in which the Shares are to be held.  For joint
      NAME AND                    tenants with right of survivorship or tenants in common, include the names of
      ADDRESS                     both investors.  In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.  Trusts should include the name of the trustee.  All investors must complete the space provided for taxpayer identification number or social security number.  By signing in
                                  Section 6, the investor is certifying that this number is correct.  Enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a Qualified Plan or trust, this will be the address of the trustee.  Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

  4.  INVESTOR NAME               Complete this Section only if the investor's name and address is different from
      AND ADDRESS                 the registration name and address provided in Section 4.  If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

  5.  SUBSCRIBER                  Please separately initial each representation made by the investor where
      SIGNATURE                   indicated.  Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.  Each investor must sign and date this Section.  If title is to be held jointly, all parties must sign.  If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.  PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO  BE NOTARIZED.

  6.  ADDITIONAL                  Please check if you plan to make one or more additional investments in the
      INVESTMENTS                 Company.  All additional investments must be increments of at least $100 (10
                                  Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement
                                  Signature Page in writing if at any time he

                                  fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription
                                  Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription
                                  Agreement Signature Page may receive a commission not to exceed 8% of any such additional investments in the Company.

  7.  DISTRIBUTIONS               a.    DIVIDEND REINVESTMENT PLAN: By electing the Dividend Reinvestment Program, the investor elects to reinvest dividends in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement
                                        Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

                                  b.    DIVIDEND ADDRESS:  If cash dividends are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

  8.  BROKER-DEALER               This Section is to be completed by the Registered Representative.  Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.  SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED
                                  REPRESENTATIVE.


  The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-877-888-7348

                                 T REIT, INC.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.      INVESTMENT

   ____________________________________________               Make Investment Check Payable to:
    __________________     __________________     American International Bank as Escrow Agent for T REIT, Inc.
       # of Shares          Total $ Invested      ____________________________________________________________
                                                        Initial Investment (Minimum $1,000) (except in
         (#Shares x $10.00 = $ Invested)
       Minnesota, which requires a minimum
      Minimum purchase 100 Shares or $1,000                      investment of $2,500)
       (250 Shares or $2,500 in Minnesota)               Additional Investment (Minimum $100.00)
   ____________________________________________     State in which sale was made ____________________
                                                   ___________________________________________________

2.      ADDITIONAL INVESTMENTS

   Please check if you plan to make additional investments in the Corporation
   [_]

   (If additional investments are made, please include social security number or other taxpayer identification number on your check.)

   (All additional investments must be made in increments of at least $100.00 except purchases pursuant to the Dividend Reinvestment Program, which may be made in lesser amounts.)

3.      TYPE OF OWNERSHIP

  [_]   Individual (01)                                      [_]   IRA (06)
  [_]   Joint Tenants With Right of Survivorship (02)        [_]   Keogh (10)
  [_]   Community Property (03)                              [_]   Qualified Pension Plan (11)
  [_]   Tenants in Common (04)                               [_]   Qualified Profit Sharing Plan (12)
  [_]   Custodian:  A Custodian for____________ under the    [_]   Other Trust____________________
        Uniform Gift to Minors Act or the Uniform Transfers  [_]   For the Benefit of ________________
        to Minors Act of the State of ___________________    [_]   Partnership (15)
        __________________(08)
  [_]   Other_____________________________________________

4.      REGISTRATION NAME AND ADDRESS

  Please print name(s) in which Shares are to be registered. Include trust name, if applicable.

 [_] Mr.  [_] Mrs.  [_] Ms.  [_] MD  [_] Ph.D.  [_] DDS  [_] Other________________   Taxpayer Identification Number
 _________________________________________________________________________________   [_][_] - [_][_][_][_][_][_][_]
 _________________________________________________________________________________   Social Security Number
 _________________________________________________________________________________   [_][_][_]-[_][_]-[_][_][_][_]
 Street Address ____________________________________________________________________________________________________
 or P.O. Box    ____________________________________________________________________________________________________

 City           __________________________             State   __________________         Zip Code  ________________
                __________________________                     __________________                   ________________

 Home           __________________________             Business      _______________________________________________
 Telephone No.  __________________________             Telephone No. _______________________________________________

 Birth Date     _____________________________          Occupation       ____________________________________________
                _____________________________                           ____________________________________________

5.        INVESTOR NAME AND ADDRESS

  (Complete only if different from registration name and address).
 [_] Mr. [_] Mrs. [_] Ms.  [_] MD  [_] Ph.D.  [_] DDS  [_] Other___________

 Name                                                                           Social Security Number
 __________________________________________________________________________     [_][_][_]-[_][_]-[_][_][_][_]
 __________________________________________________________________________

 Street Address  ________________________________________________________________________________________________
 or P.O. Box     ________________________________________________________________________________________________

 City            ________________________________      State  _______________________     Zip Code ______________
                 ________________________________             _______________________              ______________

 Home            ________________________________      Business       ___________________________________________
 Telephone No.   ________________________________      Telephone No.  ___________________________________________

 Birth Date      ________________________________      Occupation         _______________________________________
                 ________________________________                         _______________________________________

6.        INVESTOR SIGNATURE

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

 (a) I have received the Prospectus                     ________       ________
                                                        Initials       Initials

 (b) I accept and agree to be bound by the terms and
     conditions of the Amended and Restated Articles
     of Incorporation.                                  ________       ________
                                                        Initials       Initials

 (c) I have (i) a net worth (exclusive of home, home
     furnishings and automobiles) of $150,000 or more,
     or (ii) a net worth (as described above) of at
     least $45,000 and had during the last tax year
     or estimate that I will have during the current
     tax year a minimum of $45,000 annual gross
     income, or that I meet the higher suitability
     requirements imposed by my state of primary
     resident as set forth in the Prospectus under
     "INVESTOR SUITABILITY STANDARDS".                  ________       ________
                                                        Initials       Initials

 (d) I am purchasing the Shares for my own account.     ________       ________
                                                        Initials       Initials


 (e) I acknowledge that the Shares are not liquid.      ________       ________
                                                        Initials       Initials


 (f) If I am a California resident or if the Person
     to whom I subsequently propose to assign or
     transfer any Shares is a California resident, I
     may not consummate a sale or transfer of my
     Shares, or any interest therein, or receive any
     consideration therefor, without the prior written
     consent of the Commissioner of the Department of
     Corporations of the State of California, except
     as permitted in the Commissioner's Rules, and I
     understand that my Shares, or any document
     evidencing my Shares, will bear a legend
     reflecting the substance of the foregoing
     understanding.                                     ________       ________
                                                        Initials       Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

           BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
                      UNDER THE FEDERAL SECURITIES LAWS.

___________________________________     ________________________________________     _________________
___________________________________     ________________________________________     _________________
 Signature of Investor or Trustee        Signature of Joint Owner, if applicable            Date

        (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN).

7.      DISTRIBUTIONS

 7(a). Check the following box to participate in the Dividend Reinvestment Program.[_]

 7(b). Complete following section only to direct distributions to a party other than registered owner:

 Name               _____________________________________________________________________________
                    _____________________________________________________________________________

 Account Number     _____________________________________________________________________________
                    _____________________________________________________________________________

 Street Address     _____________________________________________________________________________
 or P.O. Box        _____________________________________________________________________________

          City  ________________________    State   ______________________    Zip Code __________
                ________________________            ______________________             __________

8.      BROKER-DEALER

                (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

 The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled "INVESTOR SUITABILITY STANDARDS" and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Management Broker-Dealer Agreement.

 Broker-Dealer Name    ______________________________________      Telephone No. _______________________
                       ______________________________________                    _______________________

 Broker-Dealer Street  _________________________________________________________________________________
 Address or P.O. Box   _________________________________________________________________________________

               City    ______________________    State ___________________   Zip Code __________________
                       ______________________          ___________________            __________________

 Registered            _______________________________________    Telephone No. ________________________
 Representative Name   _______________________________________                  ________________________

 Reg. Rep. Street      _________________________________________________________________________________
 Address or P.O. Box   _________________________________________________________________________________

               City    ______________________    State ___________________   Zip Code __________________
                       ______________________          ___________________            __________________

____________________________________________________    ________________________________________________
____________________________________________________    ________________________________________________
      Broker-Dealer Signature, if applicable                   Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s)
                                made payable to

               American International Bank, as Escrow Agent for:
                                 T REIT, Inc.
                                1-877-888-7348
                       1551 N. Tustin Avenue, Suite 650
                         Santa Ana, California  92705

                                   EXHIBIT C


                                 T REIT, INC.



                         DIVIDEND REINVESTMENT PROGRAM



          The Dividend Reinvestment Program (the "DRIP") for T REIT, Inc., a Virginia corporation (the "Company"), offers to holders of its common stock, $.01 par value per share (the "Common Stock") the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

          The DRIP will be implemented in connection with the registered initial public offering of 11,050,000 shares of its Common Stock (the "Initial Offering"), of which amount 700,000 shares will be registered and reserved for distribution pursuant to the DRIP.

          Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share (the "DRIP Price") equal to the greater of (i) $9.05 or (ii) 95% of the "Market Price" (as defined below) of the stock until all 700,000 shares reserved initially for the DRIP (the "Initial DRIP Shares") have been purchased or until the termination of the initial public offering, whichever occurs first. Thereafter, the Company may in its sole discretion effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price. For purposes of the DRIP, "Market Price" means:

          . the average sale price for our stock on the applicable distribution date, as reported on the New York Stock Exchange or another principal national securities exchange on which our stock is listed; or

          . if our stock is not listed on such an exchange, the average quoted price for our stock on the applicable distribution date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or another principal automated quotations system on which our stock is quoted; or

          . if our stock is not listed or quoted on any such exchange or system, the average of the closing bid and asked prices for our stock on the applicable distribution date, as furnished by a professional market maker making a market in our stock selected by our board of directors; or

          . if no professional market maker makes a market in our stock, a price determined by our board of directors in good faith.

The DRIP

          The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 700,000 Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

          You receive free custodial service for the shares you hold through the DRIP.

          Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes.

Eligibility

          Holders of record of Common Stock are eligible to participate in the DRIP with respect to any whole number of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

          The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

          As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the "DRIP Administrator"), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and sends statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

          If you purchase shares in this offering, then you may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of this Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

          Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

          Purchases under the DRIP will not be subject to Selling Commissions or the Marketing and Due Diligence Reimbursement Fee. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP. If you ask that your dividend reinvestment program shares be sold, you will pay certain charges as explained in "Certificates for Shares" below.

Purchases and Price of Shares

          Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid each quarter (the "Investment Date"). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of March, June, September and December, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

          You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

          Reinvested Distributions. The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in the books.

     You may elect dividend reinvestment with respect to any whole number of shares registered in your name on the records of the Company. Specify on the enrollment form the number of shares for which you want dividends reinvested. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the purchase price of the Common Stock. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price per share.

          Shares of Common Stock for participants will be purchased from the Company at the dividend reinvestment program Price.

          Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

          Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

          You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

          Within 90 days after the end of the fiscal year, the Company will issue certificates evidencing ownership of shares purchased under the DRIP during the prior fiscal year. The ownership of shares purchased under the DRIP will be in book-entry form prior to the issuance of certificates. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP. The Company reserves the right to delay the production and/or dissemination of actual certificates in any given year, in which case it will continue to evidence ownership of shares purchased in the DRIP in book entry form.

          Certificates for any number of whole shares credited to your account will be issued in your name. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have the option of either (i) receiving a certificate for such whole number of shares, or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company and will be deducted from the sales proceeds. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

          You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

          If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

          A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

          The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute "plan assets" of such plans.

Amendment and Termination of the DRIP

          The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors may also terminate any participant's participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a REIT under the Code.

Voting of Shares Held Under the DRIP

          You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

          Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

          The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

          All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator's duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

          You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

          The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

          The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment programs. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

          Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

          Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

                         E N R O L L M E N T   F O R M
                         -----------------------------

                                  TREIT, INC.

                         DIVIDEND REINVESTMENT PROGRAM


To Join the Dividend Reinvestment Program:

          (l) Complete this card. Be sure to include your social security or tax identification number and signature.

          (2) Staple or tape the card closed so that your signature is enclosed.

          I hereby appoint T REIT, Inc. (the "Company") (or any successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

          I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

          Please indicate your participation below. Return this card only if you wish to participate in the DRIP.


_____________ Yes, I would like to participate in the Dividend Reinvestment
              Program for ____ of my shares of
              Common Stock (you may elect dividend reinvestment only with respect to any whole number of shares).



---------------------------------     -------------------------------------
Signature                             Date


---------------------------------     -------------------------------------
Please Print Full Legal Name(s)       Social Security or Tax Identification
Number


If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

                             [outside back cover]<R/>





                                  TREIT, INC.<R/>




                                    [LOGO]<R/>





                               NNN CAPITAL CORP.<R/>




                                    [LOGO]<R/>





                    Dealer Prospectus Delivery Requirements


All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.<R/>

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.




  Securities and Exchange Commission, registration fee
  .....................................................          $ 31,969
  Printing and mailing.................................             *
  Accountant's fees and expenses.......................             3,000
  Blue Sky fees and expenses...........................
                                                                  200,000
  Counsel fees and expenses............................           175,000
  Miscellaneous........................................             *
                                                                 --------
     Total.............................................          $  *

* To be supplied by amendment.


Item 32.  Sales to Special Parties

  None.


Item 33.  Recent Sales of Unregistered Securities

     On December 28, 1998, the Company was capitalized with the issuance to Louis J. Rogers of 10 shares of common stock for a purchase price of $10 per share for an aggregate purchase price of $100. The shares were purchased for investment and for the purpose of organizing the Company. The Company issued these Common Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act. Mr. Rogers' shares of common stock will be redeemed for $10.00 per share as soon as the minimum offering has been sold.


Item 34.  Indemnification of Directors and Officers

     The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its Directors and Officers for monetary damages to the Company or the shareholders of the Company with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Amended and Restated Articles of Incorporation of the Company contains such a provision that eliminates such liability to the maximum extent permitted by the Virginia Stock Corporation Act.


     The Amended and Restated Articles of Incorporation of the Company provide that in any proceeding brought by or in the right of the Company or brought by or on behalf of the shareholders, the Company shall, to the fullest extent permitted, indemnify any of the Directors and Officers for any liability or loss suffered by such party seeking indemnification and shall hold harmless any of the Directors and Officers loss or liability suffered by the Company, provided, that:


     .    the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;


     .    the party seeking indemnification was acting on behalf of or performing services on the part of the Company;


     .    such indemnification or agreement to be held harmless is recoverable only out of the Company's net assets and not from the shareholders; and

     .    such liability or loss was not the result of:

               . negligence or misconduct by the Officers or Directors, excluding the Independent Directors; or

               . gross negligence or willful misconduct by the Independent Directors.

     The Amended and Restated Articles of Incorporation further provide that the Company shall indemnify and hold harmless any of the Directors or Officers who is or was serving at the Company's request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.


     The Company shall not indemnify any of the Directors or Officers for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:


     .    there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;


     .    such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or


     .    a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.


     The Board of Directors is further empowered by a majority vote of a majority of disinterested Directors, to contract to indemnify any Director or Officer in respect of any such proceeding arising out of any act or omission, whether occurring before or after the execution of such contract.


     The Company may pay for or reimburse amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

     .    the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company;

     .    the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement;

     .    the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and


     .    the indemnified party receiving such advances furnishes to the Company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above, which undertaking shall be an unlimited obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.


     Authorizations of payments shall be made by a majority vote of a quorum of disinterested Directors.

     Also, the Board may, but shall not be obligated or required to, cause the Company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under the Articles shall be made by a majority vote of a quorum consisting of disinterested Directors.

     The Company may, but shall not be required or obligated to, purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with the Articles.

     The indemnification provided in the Articles is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues, or matters in relation to which the Company would not have obligation or right to indemnify such person under the provisions of the Articles.


Item 35.  Treatment of Proceeds from Stock Being Registered

  None.


Item 36.  Financial Statements and Exhibits

  (a) Index to Financial Statements

  (b) Exhibits:


Exhibit
-------
Number    Exhibit
------    -------
1.1*      Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp.
1.2*      Form of Participating Broker-Dealer Agreement
3.1**     Articles of Incorporation of the Registrant
3.2*      Amended and Restated Articles of Incorporation of the Registrant
3.3**     By-Laws of the Registrant
4.1*      Share Certificate
5.1*      Opinion of Hunton & Williams
8.1*      Opinion of Hunton & Williams as to Tax Matters
10.1*     Agreement of Limited Partnership of T REIT, L.P.

10.2      Dividend Reinvestment Program (included as Exhibit C to the Prospectus)
10.3*     Independent Director Stock Option Plan
10.4*     Employee and Officer Stock Option Plan
10.5*     Advisory Agreement between T REIT, Inc. and Triple Net Properties, LLC
23.1*     Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
23.2      Consent of Haskell & White LLP
24.1      Powers of Attorney (Included on Signature Page)
99.1      Consent of Debra Meyer Kirby to be named as a director
99.2      Consent of Warren H. James to be named as a director
99.3      Consent of James R. Nance to be named as a director
99.4      Consent of Sterling McGregor to be named as a director

* To be filed by amendment.

** Filed previously.

Item 37.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the ``Act'') may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in
Item 33 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes to provide to the dealer manager at the closing specified in the Dealer Manager Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     The Registrant undertakes:  (a) to file any prospectuses required by
Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

     The Registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.


     The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the company.


     The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.


     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

               Table VI.  Acquisitions of Properties by Programs


Program:       Telluride Barstow, LLC

Name, location, type of property:                 Barstow Road Shopping Center
                                                  Barstow, California
                                                  Retail shopping center
Gross leasable square footage                                           77,950
Date of purchase:                                                  May 1, 1998
Mortgage financing at date of purchase                              $3,300,000
Cash down payment                                                   $1,325,000
Contract purchase price plus acquisition fee                        $4,625,000
Other cash expenditures expensed                                        $9,722
Other cash expenditures capitalized                                   $107,485
Total acquisition cost                                              $4,742,207

Program:       Truckee River Office Tower, LLC

Name, location, type of property:                 Truckee River Office Tower
                                                  Reno, Nevada
                                                  Office Building
Gross leasable square footage                                           137,572
Date of purchase:                                                  Dec. 1, 1998
Mortgage financing at date of purchase                              $12,000,000
Cash down payment                                                   $ 4,030,000
Contract purchase price plus acquisition fee                        $16,030,000
Other cash expenditures expensed                                         $9,715
Other cash expenditures capitalized                                    $320,904
Total acquisition cost                                              $16,360,619



Program:       Yerington Shopping Center, LLC.

Name, location, type of property:                 Yerington Shopping Center
                                                  Yerington, Nevada
                                                  Retail Shopping Center
Gross leasable square footage                                             55,531
Date of purchase:                                                  March 8, 1999
Mortgage financing at date of purchase                                $3,316,297
Cash down payment                                                     $1,105,433
Contract purchase price plus acquisition fee                          $4,421,730
Other cash expenditures expensed                                          $1,542
Other cash expenditures capitalized                                      $66,404
Total acquisition cost                                                $4,489,676

Program:       Western Real Estate Investment Trust, Inc.

Name, location, type of property:                 Kress Energy Center
                                                  Wichita, Kansas
                                                  Office Building
Gross leasable square footage                                             57,693
Date of purchase:                                                  July 13, 1998
Mortgage financing at date of purchase                                  $925,000
Cash down payment                                                       $925,000
Contract purchase price plus acquisition fee                          $1,850,000
Other cash expenditures expensed                                          $7,439
Other cash expenditures capitalized                                      $24,284
Total acquisition cost                                                $1,881,723


Program:       Western Real Estate Investment Trust, Inc.

Name, location, type of property:                 Huron Mall Shopping Center
                                                  Huron South Dakota
                                                  Retail Shopping Center
Gross leasable square footage                                            208,650
Date of purchase:                                                 March 31, 1999
Mortgage financing at date of purchase                                $1,440,000
Cash down payment                                                       $360,000
Contract purchase price plus acquisition fee                          $1,800,000
Other cash expenditures expensed                                    $(24,278.00)
Other cash expenditures capitalized                                   $30,958.78
Total acquisition cost                                                $1,806,681


Program:       Western Real Estate Investment Trust, Inc.

Name, location, type of property:                 Phelan Village Shopping Center
                                                  Phelan, California
                                                  Retail Shopping Center
Gross leasable square footage                                             93,851
Date of purchase:                                               October 16, 1998
Mortgage financing at date of purchase                                $3,625,000
Cash down payment                                                     $1,320,600
Contract purchase price plus acquisition fee                          $4,945,600
Other cash expenditures expensed                                         $14,273
Other cash expenditures capitalized                                     $111,032
Total acquisition cost                                                $5,070,905

Program:       Western Real Estate Investment Trust, Inc.

Name, location, type of property:             Century Plaza East Shopping Center
                                              Lancaster, California
                                              Retail Shopping Center
Gross leasable square footage                                            121,192
Date of purchase:                                                   Nov. 3, 1998
Mortgage financing at date of purchase                                $6,937,000
Cash down payment                                                     $2,163,000
Contract purchase price plus acquisition fee                          $9,100,000
Other cash expenditures expensed                                         $18,746
Other cash expenditures capitalized                                     $131,793
Total acquisition cost                                                $9,250,539


Program:       Western Real Estate Investment Trust, Inc.

Name, location, type of property:                   Bryant Ranch Shopping Center
                                                    Yorba Linda, California
                                                    Retail Shopping Center
Gross leasable square footage                                             93,892
Date of purchase:                                                  Dec. 18, 1998
Mortgage financing at date of purchase                                $7,950,000
Cash down payment                                                     $1,590,000
Contract purchase price plus acquisition fee                          $9,540,000
Other cash expenditures expensed                                            $642
Other cash expenditures capitalized                                     $127,031
Total acquisition cost                                                $9,667,673

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California on July 22, 1999.


                                  T REIT, INC., a Virginia corporation
                                  (Registrant)


                                  By   /s/ Anthony W. Thompson
                                    -----------------------------------------
                                             Anthony W. Thompson
                                        Chairman of the Board of Directors
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Anthony W. Thompson and Louis R. Rogers and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                   Title                                Date
     ---------                   -----                                ----


/s/ Anthony W. Thompson       Chairman of the Board of Directors,  July 22, 1999
---------------------------
   Anthony W. Thompson        President and Chief Executive Officer
                              (Principal Executive Officer)


/s/ Jack R. Maurer            Secretary and Treasurer              July 22, 1999
--------------------------
   Jack R. Maurer             (Principal Financial Officer and
                              Principal Accounting Officer).

                                 Exhibit List
                                 ------------

Exhibit
-------
Number       Exhibit
------       -------
     1.1*    Dealer Manager Agreement between T REIT, Inc. and NNN Capital Corp.
     1.2*    Form of Participating Broker-Dealer Agreement
     3.1**   Articles of Incorporation of the Registrant
     3.2*    Amended and Restated Articles of Incorporation of the Registrant
     3.3**   By-Laws of the Registrant
     4.1*    Share Certificate
     5.1*    Opinion of Hunton & Williams
     8.1*    Opinion of Hunton & Williams as to Tax Matters
    10.1*    Agreement of Limited Partnership of T REIT, L.P.
    10.2     Dividend Reinvestment Program (included as Exhibit C to the Prospectus)
    10.3*    Independent Director Stock Option Plan
    10.4*    Employee and Officer Stock Option Plan
    10.5*    Advisory Agreement between T REIT, Inc. and Triple Net Properties, LLC
    23.1*    Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
    23.2     Consent of Haskell & White LLP
    24.1     Powers of Attorney (included on Signature Page)
    99.1     Consent of Debra Meyer Kirby to be named as a director
    99.2     Consent to Warren H. James to be named as a director
    99.3     Consent of James R. Nance to be named as a director
    99.4     Consent of Sterling McGregor to be named as a director

* To be filed by amendment.

** Filed previously.